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                            STOCK PURCHASE AGREEMENT



         THIS STOCK PURCHASE AGREEMENT is made as of April 5, 1999 between HealthGate Data Corp., a Delaware corporation (the "Company"), GE Capital Equity Investments, Inc., a Delaware corporation (the "Purchaser"), and Blackwell Science, Ltd., an English company ("Blackwell"). Except as otherwise indicated, capitalized terms used herein are defined in Section 7 hereof.

         WHEREAS, the Company desires to sell to the Purchaser and Blackwell shares of its Series E Redeemable Convertible Preferred Stock, $.01 par value ("Series E Preferred"), upon the terms and conditions contained herein; and

         WHEREAS, the Purchaser and Blackwell desire to purchase shares of Series E Preferred Stock;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. AUTHORIZATION OF THE PREFERRED STOCK. The Company has, or before each of the respective Closings (as defined in Section 2) will have, duly authorized the sale and issuance of, pursuant to the terms of this Agreement, 720,757 shares of its Series E Preferred, having the rights, restrictions, privileges and preferences set forth in the Amendment to the Amended and Restated Certificate of Incorporation of the Company in the form set forth in EXHIBIT A attached hereto (the "Amendment to the Certificate of Incorporation"). As used herein, "Certificate of Incorporation" shall mean the Company's Amended and Restated Certificate of Incorporation, as amended by all prior amendments to the Amended and Restated Certificate of Incorporation and by the Amendment to the Certificate of Incorporation. The Series E Preferred is convertible into shares of the Company's Common Stock as provided in the Amendment to the Certificate of Incorporation. The Company has, or before the Initial Closing (as defined in Section 2.1) will have, adopted and filed the Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware.

         2. PURCHASE AND SALE OF SERIES E PREFERRED. At the Initial Closing, the Company will (i) sell to the Purchaser, and the Purchaser will purchase from the Company, 87,364 shares of Series E Preferred at a price of U.S. $11.4463 per share, for the total purchase price of U.S. $999,994.55 (the "Initial Shares") and (ii) issue to Blackwell 174,729 shares of Series E Preferred (the "Conversion Shares") in exchange for the delivery by Blackwell to the Company of its Convertible Bridge Promissory Note dated September 29, 1998 in the original principal amount of $2 million (the "Note"). Following and subject to the satisfaction, or waiver by the Purchaser, of the conditions to the Second Closing (as defined in Section 2.1) set forth in
Section 3, at the Second Closing, the Company will (i) sell to the Purchaser, and the Purchaser will purchase from the Company 458,664 shares of Series E Preferred at a price of U.S. $11.4463 per share, for the total purchase price of $5,250,005.74 (the "Additional Shares" and collectively with the Initial Shares, the "GE Shares").

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                  2.1  THE CLOSINGS.  The closing of the purchase and sale of the Initial Shares (the "Initial Closing") and the conversion of the Note into Conversion Shares will take place at the offices of the Company's counsel, Rich, May, Bilodeau & Flaherty, P.C., 294 Washington Street, Boston, Massachusetts, at 10:00 a.m. on the first business day after all conditions to the obligation of the Purchaser or Blackwell, as the case may be, to purchase the shares to be purchased by it at the Initial Closing (other than conditions to be satisfied at the Initial Closing) have been satisfied, or waived by the Purchaser or Blackwell, as the case may be, or at such other place or on such other date as may be mutually agreeable to the Company, Blackwell and the Purchaser (the "Initial Closing Date"). The closing of the purchase and sale of the Additional Shares (the "Second Closing" and collectively with the Initial Closing, the "Closings") will take place at the offices of the Company's counsel, Rich, May, Bilodeau & Flaherty, P.C., 294 Washington Street, Boston, Massachusetts, at 10:00 a.m. on the first business day after all the conditions to the obligation of the Purchaser to purchase the Additional Shares (other than conditions to be satisfied at the Second Closing) have been satisfied, or waived by the Purchaser (the "Second Closing Date" and collectively with the Initial Closing Date, the "Closing Dates").
At the Initial Closing, the Company will deliver to (i) the Purchaser a certificate or certificates evidencing the Initial Shares to be purchased by the Purchaser, registered in the Purchaser's name, against payment by wire transfer of immediately available funds to the Company's account of U.S. $999,994.55 and (ii) Blackwell a certificate or certificates evidencing the Conversion Shares to be converted by Blackwell, registered in Blackwell's name, against the return and cancellation of the Note. At the Second Closing, the Company will deliver to the Purchaser a certificate or certificates evidencing the Additional Shares to be purchased by the Purchaser, registered in the Purchaser's name, against payment by wire transfer of immediately available funds to the Company's account of U.S. $5,250,005.74.

         3. CONDITIONS OF THE PURCHASER'S AND BLACKWELL'S OBLIGATION AT THE INITIAL CLOSING. The obligation of the Purchaser and Blackwell to purchase and pay for the Initial Shares and Conversion Shares, respectively, is subject to the satisfaction or waiver by the Purchaser or Blackwell, as the case may be, on the date of the Initial Closing of the following conditions:

                  3.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 6 hereof will be true, complete and correct in all material respects at and as of the Initial Closing as though then made.

                  3.2  AMENDMENT OF THE COMPANY'S CERTIFICATE OF
INCORPORATION. The Company's Certificate of Incorporation will be amended to include the provisions set forth in EXHIBIT A attached hereto, will be in full force and effect at the Initial Closing as so amended and will not have been further amended or modified.

                  3.3  REGISTRATION AGREEMENT AND STOCKHOLDERS AGREEMENT.
The Company, Blackwell and the Purchaser will have entered into a Registration Agreement, in substantially the form set forth in EXHIBIT B attached hereto (the "Registration Agreement"), and the Registration Agreement will be in full force and effect as of the Initial Closing and the Company shall have obtained requisite consents and waivers from the stockholders of the Company who are entitled to registration rights. The Company, the Purchaser, Blackwell and the other parties thereto will have entered into an amended Stockholders Agreement, in substantially the form set forth in EXHIBIT F attached hereto (the "Stockholders Agreement").

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                  3.4  OPINION OF THE COMPANY'S COUNSEL.  The Purchaser and
Blackwell will have received from Rich, May, Bilodeau & Flaherty, P.C., counsel for the Company, its opinion, which shall be in the form set forth in EXHIBIT C attached hereto and which will be addressed to the Purchaser and Blackwell and dated the date of the Initial Closing.

                  3.5 CLOSING DOCUMENTS. The Company will have delivered to the Purchaser and Blackwell all of the following documents:

                           (i) an Officer's Certificate, dated the date of the Initial Closing, stating that the conditions specified in
                  Section 1 and Sections 3.1 through 3.3, inclusive, have been fully satisfied;

                           (ii) certified copies of the resolutions (a) duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement, the Stockholders Agreement, the Registration Agreement and each of the other agreements contemplated hereby, the Certificate of Incorporation, the issuance and sale of the Series E Preferred, the reservation for issuance upon conversion of the Series E Preferred of an additional 720,757 shares of Common Stock, and all other transactions contemplated by this Agreement and (b) duly adopted by the Company's stockholders approving the Amendment to Certificate of Incorporation;

                           (iii) certified copies of the Certificate of
                  Incorporation and the Company's bylaws, each as in effect as of the Initial Closing; and

                           (iv)  such other documents relating to the
                  transactions contemplated by this Agreement as the Purchaser or its counsel may reasonably request.

                  3.6 PROCEEDINGS. All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Initial Closing and all documents incident thereto will be reasonably satisfactory in form and substance to the Purchaser and the Purchaser's counsel.

                  3.7 COMPLIANCE WITH LAWS. No statute, rule, regulation, order or decree shall be in effect which prohibits the consummation of the transactions to be performed at the Initial Closing.

                  3.8 GOVERNMENTAL OR THIRD PARTY CONSENTS. Any consents, approvals or filings of or with any governmental authority or third party required in connection with the transactions contemplated by this Agreement will have been obtained or made. All consents and waivers required to be obtained from any stockholders of the Company in connection with the transactions contemplated hereby shall have been obtained.

                  3.9 MATERIAL ADVERSE EVENTS. There will not have occurred any event or events which, singly or in the aggregate, have or would reasonably be expected to have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Company and its Subsidiaries.

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                  3.10 PETRA CAPITAL LOAN.  The Loan and Security Agreement
dated as of March 16, 1998, by and between the Company and Petra Capital, L.L.C. shall have been amended to permit the issuance of "Senior Debt" in an amount equal to the Company's stockholders' equity and to delete the requirement that William Reece remain Chief Executive Officer of the Company. The Registration Rights Agreement dated as of March 26, 1998, by and between the Company and Petra Capital, L.L.C. shall have been amended to prohibit any sale or disposition of shares of capital stock of the Company by Petra Capital for 180 days following the consummation of a Public Offering.

                  3.11 AMENDMENT TO PURCHASE AGREEMENTS. The Company shall have entered into an amendment to the Purchase Agreements between the Company and certain of its stockholders, in the form attached hereto as EXHIBIT E.

                  3.12 INTEREST ON BLACKWELL NOTE. In connection with the exchange of the Note for the Conversion Shares, the Company shall pay to Blackwell all interest accrued on the Note in cash concurrently with the INITIAL Closing.

                  3.13 SIMULTANEOUS CLOSING. The purchase by the Purchaser of the Initial Shares and by Blackwell of the Conversion Shares shall occur simultaneously.

                       CONDITIONS OF THE COMPANY'S OBLIGATION AT THE INITIAL CLOSING. The obligation of the Company to issue and sell Series E Preferred Stock at the Initial Closing is subject to the satisfaction on or before the date of the Initial Closing of the following conditions:

                  3.14 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in Section 8.4 hereof will be true and correct in all material respects at and as of the Initial Closing as though then made.

                  3.15 STOCKHOLDERS AGREEMENT. The Company, the Purchaser, Blackwell and the other parties thereto will have entered into the Stockholders Agreement substantially in the form attached hereto as EXHIBIT F.

                  3.16 AMENDMENT TO PURCHASE AGREEMENT. The Company shall have entered into an amendment to the Purchase Agreements between the Company and certain of its stockholders, in the form attached hereto as EXHIBIT E.

                  3.17 PROCEEDINGS. All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Initial Closing and all documents incident thereto will be reasonably satisfactory in form and substance to the Company and the Company's counsel.

                  3.18 GOVERNMENTAL OR THIRD PARTY CONSENTS. Any consents, approvals or filings of or with any governmental authority or third party required in connection with the transactions contemplated by this Agreement will have been obtained or made. All consents and waivers required to be obtained from any stockholders of the Company in connection with the transactions contemplated hereby shall have been obtained.

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                       CONDITIONS OF THE PURCHASER'S OBLIGATION AT THE SECOND
CLOSING. The obligation of the Purchaser to purchase and pay for the Additional Shares at the Second Closing is subject to the satisfaction or waiver by the Purchaser, on the date of the Second Closing, of each of the conditions set forth in Section 3.1 through 3.11 as though each such condition referred to the date of the Second Closing and of the following additional conditions:

                  3.19 NEJM AGREEMENTS. Agreements by and between the NEW ENGLAND JOURNAL OF MEDICINE ("NEJM") and the Company, as summarized in the term sheet dated as of February 17, 1999, to host and distribute online the NEJM and related consumer content ("NEJM Agreements"), will have been executed on terms reasonably satisfactory to the Purchaser, and such agreements will be in full force and effect.

         4.  COVENANTS.  The rights of the Purchaser and Blackwell under
Article 4 (other than Sections 4.1(vii), 4.3 (last sentence thereof), 4.8 and 4.11) shall terminate at such time as the Purchaser or Blackwell, respectively, no longer owns any shares of Series E Preferred.

                  4.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company will deliver to the Purchaser (so long as the Purchaser holds any Series E Preferred) and to Blackwell (so long as Blackwell holds any Series E Preferred) and to each transferee of the Purchaser or Blackwell who has acquired and holds 100,000 shares of Series E Preferred (a "Qualified Transferee")

                           (i) as soon as available but in any event within 30
                  days after the end of each monthly accounting period in each fiscal year, (a) unaudited consolidated statements of income and cash flows and changes in consolidated financial position of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such monthly period and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and (b) a management summary of the month's events including new business development, material legal matters, bookings, backlogs, staffing levels, and sales projections;

                           (ii) accompanying the statements referred to in
                  subparagraph (i), an Officer's Certificate stating that there is no Event of Noncompliance in existence and that there has occurred no event of default under any other material agreement to which the Company or any of its Subsidiaries is a party or, if any Event of Noncompliance or any such event of default exists, specifying the nature and period of existence thereof, and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

                           (iii) as soon as practicable and in any event within
                  90 days after the end of each fiscal year, audited consolidated statements of income and cash flows and changes in financial position of the Company and its Subsidiaries for such fiscal year, and consolidated balance sheets of the Company and its Subsidiaries as of the

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                  end of such fiscal year, setting forth in each case
                  comparisons to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by, with respect to the consolidated portions of such statements, an audit opinion by a Big Five public accounting firm selected by the Company;

                           (iv) promptly upon receipt thereof, a copy of the
                  annual management letter of the Company's independent accountants to the Company's board of directors and any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations and financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

                           (v) at least 30 days prior to the end of each fiscal
                  year, an annual operating budget prepared on a monthly basis for the Company and its Subsidiaries for the succeeding fiscal year (displaying anticipated statements of income, changes in financial position and balance sheets) and an annual budget for capital expenditures of the Company and its Subsidiaries, which budgets shall be approved by the Company's board of directors, and promptly upon preparation thereof any other significant budgets which the Company prepares, and any revisions of such annual or other budgets;

                           (vi) promptly (but in any event within five business
                  days) after the discovery or receipt of notice of any Event of Noncompliance, any event of default under any material agreement to which it or any of its Subsidiaries is a party, or any other material adverse event or circumstance affecting the Company or any Subsidiary (including the filing of any material litigation against the Company or any Subsidiary which, if determined adversely, would have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

                           (vii) promptly upon transmission thereof, copies of
                  the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Reports on Form 8-K and Annual Reports to Stockholders filed with the Securities and Exchange Commission; and

                           (viii) with reasonable promptness, such other
                  information and financial data concerning the Company as any Person entitled to receive materials under this Section 4.1 may reasonably request.

Except as otherwise required by law or judicial order or decree or by any governmental regulatory agency or authority, the Purchaser and each Person receiving information regarding the Company pursuant to Sections 4.1 or 4.2 will use commercially reasonable efforts to maintain the confidentiality of all nonpublic information obtained by it hereunder which the Company has reasonably designated as proprietary or confidential in nature; provided that each such Person may

                                     - 6 -
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disclose any financial information regarding the Company and its Subsidiaries in connection with the transfer of Series E Preferred or Underlying Common Stock if such Person's transferee agrees in writing to be bound by the provisions hereof. As a condition to disclosure of such information to any Person other than the Purchaser, the Company may request receipt of written confirmation by such Person that such Person will abide by the foregoing confidentiality provisions.

                  4.2 INSPECTION OF PROPERTY. The Company will permit any representatives designated by any Person (so long as such Person holds 100,000 shares of Series E Preferred) upon reasonable notice and during normal business hours, to (i) visit and inspect any of the properties of the Company, (ii) examine the corporate and financial records of the Company and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of the Company and its Subsidiaries with the directors, officers, key employees and independent accountants of the Company, in each case subject to the confidentiality provisions of the last subsection of
Section 4.1 and provided that such visits, inspections, examinations and discussions will be at such Person's expense and will not unreasonably interfere with the Company's normal business operations and that the Company will not be required to disclose hereunder any technical proprietary information relating to its business.

                  4.3 BOARD OF DIRECTORS. At or prior to each of the respective Closings, the Company will have caused stockholders (including the Purchaser) to enter into the Stockholders Agreement in the form of Exhibit F attached hereto providing for, INTER ALIA, (i) fixing the number of directors of the Company at seven and (ii) electing a designee of the Purchaser as a director of the Company. Effective with the closing of the Public Offering, unless otherwise agreed by the Purchaser, the Company shall cause its Board of Directors to nominate, and shall recommend for election as a Class III director of the Company, one designee of the Purchaser.

                  4.4 RESTRICTIONS. The Company will not, without the consent of holders of at least 66-2/3% of the Series E Preferred, from and after the date hereof:

                  (i) redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's equity securities or any securities exercisable for, exchangeable for or convertible into such equity securities, except pursuant to the terms and provisions of the Certificate of Incorporation, and except for the repurchase of Common Stock from employees under agreements requiring such employees to sell their shares of Common Stock to the Company upon termination of employment;

                  (ii) unless approved by the Company's board of directors, make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of, or Investments in, any Person (other than a wholly-owned Subsidiary), except for (a) advances to employees in the ordinary course of business and (b) Investments having a stated maturity no greater than one year from the date the Company makes such Investment in obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, certificates of deposit of commercial banks having combined capital and surplus of at least $50 million, commercial paper with a rating of at least "Prime-1" according to Moody's Investors Service, Inc. or money-market funds with assets of at least $25 million;

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                  (iii) liquidate or dissolve or effect a recapitalization or reorganization in any form of transaction (except as otherwise permitted by this Agreement);

                  (iv) enter into, or permit any of its Subsidiaries to enter into, any agreement or instrument, which by its terms would restrict the Company's ability to perform any of its obligations pursuant to the terms of this Agreement, the Registration Agreement, the Certificate of Incorporation, the Stockholders Agreement or the Company's bylaws (including, without limitation, all obligations relating to making redemptions of the Series E Preferred);

                  (v) except as contemplated by this Agreement, (a) make any amendment to the Certificate of Incorporation or the Company's bylaws, unless such amendment is approved by a majority of the Company's board of directors, or (b) file any resolution of the board of directors or a certificate of designation with the Secretary of State of the State of Delaware containing any provisions which would adversely affect the rights of the holders of the Series E Preferred or the Underlying Common Stock under this Agreement, the Certificate of Incorporation, the Company's bylaws, the Stockholders Agreement or the Registration Agreement or (c) issue any Series E Preferred to any person other than the Purchaser or its nominee or transferee;

                  (vi) directly or indirectly, or permit any Subsidiary to directly or indirectly, enter into, amend or terminate any contract, arrangement or transaction with a Related Party, except for the payment of salary and benefits entered into in the ordinary course of business;

                  (vii) increase the compensation paid to any of the Company's officers, except pursuant to any employment agreement or arrangement as in existence as of the Initial Closing, or enter into any new or amended employment agreement or arrangement with any officer of the Company, unless such increase, agreement or arrangement is approved by a majority of the disinterested members of the Compensation Committee of the Company;

                 (viii) increase the authorized size of its board of directors above seven members;

                  (ix) incur, assume or otherwise suffer to exist any Debt except (x) Debt reflected on the Company's and its Subsidiaries' unaudited consolidated balance sheet dated as of December 31, 1998 and delivered to the Purchaser and Blackwell in connection with the issuance of Series E Preferred, or (y) "Senior Debt" (as defined in the Loan and Security Agreement by and between the Company and Petra Capital, LLC, dated March 26, 1998) in an amount up to the amount of the Company's stockholders' equity (for purposes of this Agreement, "Debt" means, without duplication, (a) all obligations for borrowed money and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid, (b) all obligations, contingent of otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of the Company or its Subsidiaries, (c) all capitalized lease obligations (to the extent required by generally accepted accounting principles to be included on the balance sheets) and (d) all obligations (contingent or otherwise) to

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         guarantee, purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, Debt of another person);

                  (x) sell, lease or exchange, or permit any Subsidiary to sell, lease or exchange, any assets of the Company and/or any Subsidiary representing in the aggregate more than 10% of the Company's Consolidated Net Worth, except for sales in the ordinary course of business;

                  (xi) acquire (including pursuant to a merger or consolidation), or permit any Subsidiary to acquire, all or any substantial portion of the business or assets of any Person, where the acquisition involves an aggregate consideration of more than $2 million, unless (i) such transaction has been approved by the holders of 66 2/3% of the outstanding shares of Series E Preferred and (ii) after giving effect to such transaction or series of transactions, the Company would be in compliance with the covenants set forth in Section
         4.4 hereof;

                  (xii) declare, pay or set aside any dividends or distributions on any class of stock; or

                  (xiii) engage in any business or line of business other than the hosting, development and provision of interactive health and wellness information solutions and related electronic commerce.

                  4.5  EQUITY SECURITY RESTRICTIONS.

                  (i) The Company will not, without the consent of holders of at least 66-2/3% of the Series E Preferred outstanding, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable or exercisable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features), or any equity securities (or any securities convertible into, or exchangeable or exercisable for, any equity securities) ranking senior as to dividends or upon liquidation to the Common Stock.

                  (ii) Except as expressly contemplated by this Agreement, the Company will not authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any New Securities (or any securities convertible into, or exchangeable or exercisable for, any New Securities) unless:

                           (A) The Company delivers written notice (the "Right
                  of First Offer Notice") of such proposed issue to the holders of Series E Preferred (i) at least 15 days prior to such proposed issue or to the execution of any agreement to issue any such securities, if the aggregate offering price of such proposed issue shall be $2.5 million or less, or (ii) at least 30 days prior to such proposed issue or to the execution of any agreement to issue any such securities, if the aggregate offering price of such proposed issue shall be more than $2.5 million. The Right of First Offer Notice will set forth in reasonable detail the terms and conditions of such proposed issue, and will be deemed to be an offer to the holders of Series E Preferred to purchase on a pro rata basis based on the number of shares of Series E Preferred owned by each such holder any or all of the securities described in the Right of First Offer Notice, at the same price and on the same terms as those set forth in the Right of First Offer Notice;

                           (B) The holders of Series E Preferred shall be
                  entitled to purchase on a pro rata basis based on the number of shares of Series E Preferred owned by each such holder such amount of the securities described in the Right of First Offer Notice as shall be set forth in a notice to the Company in writing (i) within 15 days after receipt of the Right of First Offer Notice, if the aggregate offering price of such proposed issue shall be $2.5 million or less, or (ii) within 30 days after receipt of the Right of First Offer Notice, if the aggregate offering price of such proposed issue shall be more than $2.5 million. The holders of Series E Preferred shall have until the later of (1) 30 days (50 days in the case of an issue in excess of $2.5 million) after the date of the Right of First Offer Notice and (2) 10 days after the receipt of all required governmental and third party consents and approvals to consummate the purchase of such amount of the securities described in the Right of First Offer Notice as it timely elected to purchase; and

                           (C) If any Series E Preferred holder declines to
                  exercise its rights under this paragraph (ii) in whole or in part, the other Series E Preferred holders shall be entitled to purchase on a pro rata basis based on the number of shares of Series E Preferred owned by each such holder such amount of securities declined by such Series E Preferred holder. Once all the Series E Preferred holders exercise or decline to exercise their rights under this paragraph (ii), the Company shall be entitled, subject to paragraph (iii) below and without limiting the rights of the holders of Series E Preferred under any other provision of this Agreement, the Certificate of Incorporation or by-laws of the Company, the Shareholders Agreement or the Registration Rights Agreement, to issue the securities not purchased by the holders of Series E Preferred on the terms and conditions set forth in the Right of First Offer Notice (and in no event on terms less favorable to the Company), but no later than 90 days after the date of the Right of First Offer Notice.

                  (iii) Except as expressly contemplated by this Agreement and subject to the rights of the holders of Series E Preferred under paragraph (ii) above, the Company will not authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any New Securities (or any securities convertible into, or exchangeable or exercisable for, any New Securities) unless:

                           (A) The Company delivers written notice (the "Equity
                  Notice") of such issue or agreement to issue to the holders of Series E Preferred and each Qualified Transferee at least 15 days prior to such proposed issue, but in any event not more than 15 days after entering into any agreement to issue any such securities. The Equity Notice will set forth in reasonable detail the terms and conditions of such proposed issue, and will be deemed to be an offer to the holders of Series E Preferred and each Qualified Transferee to purchase their respective Allotments (as defined in (B) below) of the securities described in the Equity Notice, at the same price and on the same terms as those set forth in the Equity Notice;

                           (B) Each holder of Series E Preferred and each
                  Qualified Transferee shall be entitled to purchase up to the amount of the securities described in the Equity Notice equal to the product of (i) the number that results from dividing the number of shares of Underlying Common Stock held by such holder of Series E Preferred or Qualified Transferee immediately prior to the proposed issue by the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately prior to the proposed issue, and (ii) the number of such securities proposed to be issued by the Company, after subtracting any of such securities purchased by the holders of Series E Preferred pursuant to paragraph (ii) above (its "Allotment");

                           (C) Each holder of Series E Preferred and each
                  Qualified Transferee shall inform the Company in writing within 15 days after receipt of the Equity Notice whether it elects to purchase all or any part of its Allotment, and shall have until the latest of (i) the closing of the sale of the securities described in the Equity Notice, (ii) 30 days after the date of the Equity Notice and (iii) 10 days after the receipt of all required governmental and third party consents and approvals to consummate the purchase of such part of its Allotment as it timely elected to purchase;

                  (iv) The provisions of Sections 4.5(ii) and (iii) shall not apply to New Securities issued (i) pursuant to the acquisition of another corporation or other entity by the Company by merger, share exchange, purchase of substantially all of the assets, or reorganization, (ii) to employees, consultants, officers or directors pursuant to an equity incentive plan approved by the Board, (iii) in amounts less than $500,000 in any single transaction (a "Minor Transaction") where the purchase price is not less than the then applicable Conversion Price per share (as defined in the Amendment to the Certificate of Incorporation); provided that the aggregate amount of all Minor Transactions shall not exceed $1.5 million or (iv) in a Public Offering.

                  (v) The Company shall not issue the 108,935 shares of Series E Preferred Stock that will remain authorized but unissued under the Amendment to the Certificate of Incorporation upon the issuance of 720,757 shares of Series E Preferred Stock pursuant to this Purchase Agreement.

                  4.6 AFFIRMATIVE COVENANTS. The Company will, and will cause each Subsidiary to:

                  (i) at all times cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

                  (ii) maintain and keep its properties in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted at all times, except where the failure to so comply would not have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole;

                  (iii) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same become delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid might by law become a lien upon any of its property, to the extent to which the failure to so pay or discharge might reasonably be expected to have a material adverse effect upon the business, assets, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

                  (iv) comply with all other obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due to the extent to which the failure to so comply might reasonably be expected to have a material adverse effect upon the business, assets, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

                  (v) comply with all applicable laws, rules, regulations and orders of all domestic and foreign governmental authorities, including, without limitation, the Foreign Corrupt Practices Act and environmental laws or regulations or requirements, the violation of which might reasonably be expected to have a material adverse effect upon the business, assets, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole;

                  (vi) apply for and use its best efforts to continue in force with responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business and, without limiting the foregoing, maintain "key man" life insurance covering William S. Reece (so long as such individual is an employee of the Company) and naming the Company as beneficiary in the amount of $1,000,000 for such policy, the proceeds of which will be available for general corporate purposes of the Company; and

                  (vii) maintain proper books of record and account which fairly present its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied.

                  4.7 COMPLIANCE WITH AGREEMENTS. The Company will use its best efforts to perform and observe (i) all of its obligations to each holder of the Series E Preferred and all of its obligations to each holder of the Underlying Common Stock set forth in the Certificate of Incorporation (as amended prior to the Initial Closing) and the Company's bylaws and (ii) all of its obligations to each holder of Registrable Securities set forth in the Registration Agreement.

                  4.8 CURRENT PUBLIC INFORMATION. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company will file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and will take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

                  4.9 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series E Preferred, the number of shares of Common Stock issuable upon the conversion of all outstanding Series E Preferred. All shares of Series E Preferred and Common Stock which are so issuable will, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company will take all such actions as may be necessary to assure that all such shares of Series E Preferred and Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of stock may be listed (except for official notice of issuance which will be promptly transmitted by the Company upon issuance).

                  4.10 PROPRIETARY RIGHTS. The Company will, and will cause each Subsidiary to, use its best efforts to possess and maintain all material Proprietary Rights which the Company deems necessary to the conduct of their respective businesses and own all right, title and interest in and to, or have a valid license or right for, all material Proprietary Rights used by the Company or any Subsidiary in the conduct of their respective businesses.

                  4.11 PUBLIC DISCLOSURES. The Company will not, nor will it permit any Subsidiary to, disclose the Purchaser's name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of the Purchaser, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction in which case prior to making such disclosure the Company will use reasonable efforts to give written notice to the Purchaser describing in reasonable detail the proposed content of such disclosure and will permit the Purchaser to review and comment upon the form and substance of such disclosure.

                  4.12 USE OF PROCEEDS. The proceeds received by the Company in connection with the sale of the Shares will be used by the Company for general corporate purposes, including for working capital, acquisitions and debt reduction.

                  4.13 CONTENT RESTRICTIONS. Neither the Company nor any of its Subsidiaries will host, display, provide or aggregate non-healthcare information on its proprietary and customer websites that might be considered pornographic, lewd or obscene in nature. The Purchaser and Blackwell acknowledge that future issues of "Healthy Sexuality" which are consistent with the format, content and tone of issues prior to the date of this Agreement shall not constitute a breach of this Section 4.13.

                  4.14 STATUS OF DIVIDENDS.

                  (i) The Company will not (i) in any income tax return or claim for refund of income tax or other submission to the Internal Revenue Service claim a deduction in respect of amounts paid or payable under the Series E Preferred, whether as interest or pursuant to any other statutory provision or regulation now in effect or hereafter enacted or adopted, except to the extent that any such deduction shall not, in the opinion of counsel satisfactory to the Purchaser, operate to jeopardize the availability to the Purchaser of the dividends received deduction (the "Dividends Received Deduction") provided by Section 243(a)(l) of the Code, or any successor provision or any similar or corresponding provision under federal law (collectively, the "Dividends Deduction Laws"), (ii) in any report to stockholders, or to any governmental body having jurisdiction over the Company, including, without limitation, any reports or returns required by
Section 6042 of the Code, or otherwise, treat the Series E Preferred other than as equity capital or the dividends paid thereon other than as dividends paid on equity capital unless required to do so by a governmental body having jurisdiction over the accounts of the Company or by a change in application or interpretation of or a change in generally accepted accounting principles required as a result of action by an authoritative accounting standards-setting body, or (iii) except to the extent permitted in clause (i) above, take any action which would result in the dividends paid by the Company on the Series E Preferred out of the Company's current or accumulated earnings and profits being ineligible for the Dividends Received Deduction provided by any Dividends Deduction Laws. Except as contemplated by the preceding clause (a)(iii), in the event that the Company has reasonable cause to believe that dividends paid by the Company on the Series E Preferred out of the Company's current or accumulated earnings and profits will not be treated as eligible for the Dividends Received Deduction provided by any Dividends Deduction Laws, or any successor provision, the Company will at the Purchaser's request join with the Purchaser in the submission to the Internal Revenue Service of a request for a ruling that dividends paid on the Series E Preferred will be so eligible for federal income tax purposes. The expenses of each party incurred in connection with any such submission will be borne by such party; provided that the Company agrees that it will pay all expenses reasonably incurred in connection with any such submission necessitated or caused by a breach of this Agreement by the Company.

                  (ii) Notwithstanding the foregoing, nothing contained herein shall be deemed to preclude the Company from claiming a deduction with respect to such dividends (i) if the Code shall be hereafter amended or regulations shall be hereafter promulgated to make it clear that dividends on the Series E Preferred should not be treated as dividends for federal income tax purposes, or (ii) in the absence of such an amendment or promulgation and after a submission by the Purchaser (in which the Company shall join if so requested pursuant to this section) of a request for ruling or technical advice, if the Internal Revenue Service shall rule or advise that dividends on the Series E Preferred should not be treated as dividends for federal income tax purposes or (iii) to avoid the running of the statute of limitations with respect to the taxable year for which the deduction is claimed, if the Internal Revenue Service provides formal or informal notice to the Company upon audit or otherwise that such dividends on the Series E Preferred should not be treated as dividends for Federal income tax purposes.

                  (iii) In the event (i) of a Final Determination (as defined below) that, due to any reason other than an act or failure to act of the Purchaser, dividends on the Series E Preferred are not eligible for the Dividends Received Deduction, (ii) any Dividends Deduction Laws or any corresponding state or local laws are amended to reduce below 70% or eliminate or otherwise limit the Dividends Received Deduction available to the Purchaser below 70%, or (iii) dividends on the Series E Preferred do not constitute, in whole or in part, a dividend for federal income tax purposes, the Company shall pay to the Purchaser with respect to each such dividend payment, no later than the Payment Due Time (as defined below), an additional payment (the "Gross-Up Payment") such that the net amount of such Gross-Up Payment retained by the Purchaser after payment by the Purchaser of any federal, state and local income tax actually imposed upon such Gross-Up Payment shall equal the sum of (A) the excess of (x) the federal, state, and local income tax payable by the Purchaser with respect to such dividend in its taxable year in which the dividend was paid over (y) the federal, state and local income tax which would have been payable by the Purchaser in its taxable year in which the dividend was paid if the event described in (i), (ii) or (iii) had not occurred and (B) any interest or penalties actually payable by the Purchaser with respect to the amount referred to in subclause (x) above to the Internal Revenue Service or any other applicable taxing authority by reason of such events. The calculation required pursuant to the preceding sentence shall be made assuming that the Purchaser pays taxes at the highest marginal federal income tax rate in effect during such year, unless the Purchaser is subject to the tax imposed by Section 55 of the Code in such year in which case such calculation will be made by considering its actual federal income tax position for such year.

                  (iv) A "Final Determination" with respect to a federal tax liability shall mean (i) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final, or (ii) a closing agreement entered into under Section 7121 (or any successor to such Section) of the Code or any other settlement agreement entered into in connection with an administrative or judicial proceeding and consented to by the Purchaser. The "Payment Due Time" shall mean 5:00 p.m. Eastern time, of the day two banking days before the date on which expires the period allowed by applicable law for timely payment of the tax liability imposed on the related dividend payment.

                  4.15 ERISA. Neither the Company nor any Subsidiary shall incur any material liability with respect to retiree medical or death benefits or unfunded benefits payable after termination of employment. All employee benefit plans and arrangements maintained or contributed to by the Company, any Subsidiary or any ERISA Affiliate shall be maintained in compliance in all material respects with all applicable law, including any reporting requirements. With respect to any plan maintained by or contributed to by the Company or any Subsidiary, neither the Company nor any Subsidiary will fail to make any contribution due from it under the terms of such plan or as required by law. An "ERISA Affiliate" for purposes of this Section is any trade or business, whether or not incorporated, which, together with the Company, is under common control, as described in Section 414(b) or (c) of the Code.

                  4.16 BEST EFFORTS. The Company will take or cause to be taken all actions and make or cause to be made all filings necessary or appropriate in connection with the communication of the transactions contemplated by this agreement and the performance of the Company's obligations hereunder.

         5.  TRANSFER OF RESTRICTED SECURITIES.

                  (i) Restricted Securities are transferable pursuant to (a) public offerings registered under the Securities Act, (b) Rule 144 of the Securities and Exchange Commission (or any similar rule then in force) if such rule is available, (c) to any Affiliate of the Purchaser or Blackwell and (d) subject to the conditions specified in subparagraph (ii) below, any other legally available means of transfer;

                  (ii) In connection with the transfer of any Restricted Securities (other than a transfer described in Section 5(i)(a), (b) or (c) above), the holder thereto will deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters (an "Approved Counsel") to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of an Approved Counsel that no subsequent transfer of such Restricted Securities will require registration under the Securities Act, the Company will promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 8.4. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof will not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section and Section 8.4.

         6.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
  As a material inducement to the Purchaser to enter into this Agreement and purchase the Series E Preferred and to Blackwell to exchange its $2,000,000 note for the Series E Preferred, the Company hereby represents and warrants to Purchaser and Blackwell as of the date of this Agreement and as of each of the respective Closing Dates (unless made as of a specific date) that:

                  6.1  ORGANIZATION AND CORPORATE POWER.  Each of the
Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and is duly qualified to do business in every jurisdiction in which its ownership of property or its conduct of business requires it to qualify. The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its business as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's and each Subsidiary's charter documents and bylaws, which have been furnished to the Purchaser's counsel, reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

                  6.2 CAPITAL STOCK AND RELATED MATTERS. As of each of the respective Closings and immediately thereafter, the authorized capital stock of the Company will consist of (i) 1,000 shares of Series A Convertible Preferred Stock, $.01 par value (the "Series A Preferred"), 1,000 of which are issued and outstanding, (ii) 1,000 shares of Series B Convertible Preferred Stock, $.01 par value (the "Series B Preferred"), 1,000 of which are issued and outstanding, (iii) 1,000 shares of the Series C Convertible Preferred Stock, $.01 par value (the "Series C Preferred"), 1,000 of which are issued and outstanding, (iv) 1,667 shares of the Series D Convertible Preferred Stock, $.01 par value (the "Series D Preferred"), 1,667 of which are issued and outstanding, (v) 829,692 shares of Series E Preferred, none of which are issued and outstanding prior to the Initial Closing and (vi) 20,000,000 shares of Common Stock, of which 1,146,895 shares are issued and outstanding, 304,950 shares have been reserved for issuance upon conversion of the Series A Preferred and 399,400 shares have been reserved for issuance upon conversion of the Series B Preferred and 138,650 shares have been reserved for issuance upon conversion of the Series C Preferred and 335,100 shares have been reserved for issuance upon conversion of the Series D Preferred and 720,757 shares have been reserved for issuance by all necessary corporate action upon conversion of the Series E Preferred. The 720,757 shares of Common Stock reserved for issuance upon conversion of the Series E Preferred will represent, as of each Closing, in excess of 18.6% of the Company's Common Stock and options on a Fully-Diluted Basis, as set forth in EXHIBIT D hereto. As of each Closing, neither the Company nor any Subsidiary will have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock, nor will it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock, except for the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred, and the Series E Preferred and except for the Option Shares and shares, or any options, rights or warrants to purchase shares, of capital stock of the Company issued to members of the board of directors, employees, consultants and advisors of the Company as more fully set forth on
SCHEDULE 6.2 attached hereto. As of each Closing, neither the Company nor any Subsidiary will be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock, except pursuant to the Certificate of Incorporation. As of each Closing, all of the outstanding shares of the Company's capital stock will be validly issued, fully paid and nonassessable.

                  6.3 SUBSIDIARIES. Except as set forth on SCHEDULE 6.3 attached hereto, the Company does not own or hold any rights to acquire any shares of stock or any other security or interest in any other Person.

                  6.4 AUTHORIZATION: NO BREACH. The execution, delivery and performance of this Agreement, the Registration Agreement, the Stockholders Agreement, and all other agreements contemplated hereby and thereby, the transactions contemplated hereby and thereby and the filing of the Amendment to the Amended and Restated Certificate of Incorporation have been duly authorized by the Company and are within the corporate power and authority of the Company. This Agreement, the Registration Agreement, the Stockholders Agreement and all other agreements contemplated hereby have been duly executed and delivered by the Company and each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms; except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally. The execution and delivery by the Company of this Agreement, the Registration Agreement, the Stockholders Agreement and all other agreements contemplated hereby and thereby, the offering, sale and issuance of the Series E Preferred hereunder, the issuance of the Common Stock upon conversion of the Series E Preferred, the filing of the Amendment to the Certificate of Incorporation and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Certificate of Incorporation or bylaws of the Company or any Subsidiary, or any law, statute, rule or regulation to which the Company or any Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject.

                  6.5 FINANCIAL STATEMENTS; BOOKS AND RECORDS. Attached hereto as SCHEDULE 6.5 are the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1996 and 1995 and the unaudited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1997 and December 31, 1998 (the December 31, 1998 balance sheet being referred to herein as the "Latest Balance Sheet"), and the related audited consolidated statements of income and cash flows for each of the years ended December 31, 1996 and 1995 and the unaudited consolidated statements of income and cash flows for the years ended December 31, 1997 and December 31, 1998. Such financial statements (including the notes thereto, if any) were prepared in accordance with GAAP, are accurate and complete in all material respects, are in accordance with the books and records of the Company, and in the case of unaudited statements, subject to changes resulting from normal year end adjustments (none of which would, alone or in the aggregate, be materially adverse to the Company's and its Subsidiaries' financial condition). All the books, records and accounts of the Company and its Subsidiaries are in all material respects true and complete, are maintained in accordance with good business practice and all laws applicable to its business, and accurately present and reflect in all material respects all of the transactions therein described. The Company has previously delivered to the Purchaser true, correct and complete texts of all of the minutes relating to meetings of the stockholders, board of directors and committees of the board of directors of the Company and each Subsidiary since their respective dates of incorporation. The audited consolidated balance sheets of the Company as of December 31, 1997 and December 31, 1998 and the audited consolidated statements of income and cash flows for the years ended December 31, 1997 and December 31, 1998 will be consistent in all material respects with the unaudited consolidated financial statements of the Company as of and for the same period. The Company shall provide to the Purchaser and Blackwell its audited consolidated balance sheets as of December 31, 1998 and its audited consolidated statements of income and cash flows for the year ended December 31, 1998 within 30 days of the Initial Closing. Notwithstanding the foregoing, the unaudited financial statements do not presently reflect any non-cash compensation charges relating to stock option grants to employees and consultants. Audited financial statements for the years ended December 31, 1997 and December 31, 1998 will include such non-cash compensation charges.

                  6.6 ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Company nor any of its Subsidiaries has any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company, whether due or to become due) arising out of transactions entered into at or prior to each Closing, or any action or inaction at or prior to each Closing, or any state of facts existing at or prior to each Closing, other than: (i) liabilities set forth on the Latest Balance Sheet (including the notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) or in connection with the transactions described in this Agreement and (iii) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement.

                  6.7 NO MATERIAL ADVERSE CHANGE. Since January 1, 1998, there has been no material adverse change in the Company's business, assets, financial condition, results of operations, prospects, employee relations, customer relations or otherwise.

                  6.8  ABSENCE OF CERTAIN DEVELOPMENTS.

                  (i) Except as set forth on SCHEDULE 6.8 or except as expressly contemplated by this Agreement, since January 1, 1998, neither the Company nor any Subsidiary has:

                           (a) issued any bonds or other debt securities or any equity securities;

                           (b) borrowed any amount or incurred or become subject to any liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

                           (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability, other than current liabilities paid in the ordinary course of business;

                           (d) declared or made any payment or distribution of cash or other property to its stockholders with respect to its stock or purchased or redeemed any shares of its capital stock;

                           (e) mortgaged or pledged any of its properties or assets or subjected them to any lien, security interest, charge or other encumbrance, except liens for current property taxes not yet due and payable;

                           (f) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or cancelled any debts or claims;

                           (g) sold, assigned or transferred any patents, trademarks, service marks, trade names, copyrights, trade secrets or other intangible assets, or disclosed any proprietary confidential information to any Person;

                           (h) suffered any extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

                           (i) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

                           (j) entered into any other transaction other than in the ordinary course of business or entered into any other material transaction, whether or not in the ordinary course of business;

                           (k) made any loans or advances to, guarantees for the benefit of, or any Investments in, any officer, director, employee or stockholder of the Company or any Persons in excess of $25,000;

                           (l)  made any charitable contributions or pledges;

                           (m) suffered any damage, destruction or casualty loss exceeding in the aggregate $50,000, whether or not covered by insurance; or

                           (n) made any Investment in or taken steps to incorporate any Subsidiary.

                  (ii) Neither the Company nor any Subsidiary has at any time made any payment for political contributions or made any bribes, kickback payments or other illegal payments.

                  6.9 ASSETS. The Company and each Subsidiary have good and marketable title to, or a valid and subsisting leasehold interest in, the properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all liens, security interests, charges and encumbrances, except as disclosed on the Latest Balance Sheet (including the notes thereto) or SCHEDULE 6.9. The Company's and each Subsidiary's buildings, equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of business.

                  6.10 TAX MATTERS. The Company and each Subsidiary have filed or caused to be filed all tax returns which they are required to file; all such returns are true and correct in all material respects; the Company and each Subsidiary have paid all taxes owed by them or which they are obligated to withhold from amounts owing to any employee, creditor or third party; neither the Company nor any Subsidiary has waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency; the assessment of any additional taxes for periods for which returns have been filed is not expected; and there are no material unresolved questions or claims concerning the Company's or any Subsidiary's tax liability. The Company and its Subsidiaries have paid or caused to be paid, or have established reserves that the Company reasonably believes to be adequate, for all federal income tax liabilities and state income tax liabilities applicable to the Company or any of its Subsidiaries for all fiscal years which have not been examined and reported on by the taxing authorities. For the purpose of this Agreement, "tax" or "taxes" means any federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, transfer, gains, license, excise, employment, payroll, withholding, value added, estimated, alternative or add on minimum tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority.

                  6.11 CONTRACTS AND COMMITMENTS.

                  (i) Except as set forth on SCHEDULE 6.11 or as expressly contemplated by this Agreement, as of each Closing, neither the Company nor any Subsidiary is a party to any written or oral:

                           (a) pension, profit sharing, stock option, employee stock purchase or other plan providing for deferred or other compensation to employees or any other employee benefit plan, or any contract with any labor union;

                           (b) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis or contract relating to loans to officers, directors or affiliates;

                           (c) agreement or indenture relating to the borrowing of money or the mortgaging, pledging or otherwise placing a lien on any material asset or material group of assets of the Company and its Subsidiaries;

                           (d)  guarantee of any obligation;

                           (e) contract under which the Company or Subsidiary has advanced or loaned any Person amounts in the aggregate exceeding $10,000;

                           (f) lease or agreement under which the Company or any Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $100,000;

                           (g) lease or agreement under which the Company or any Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any Subsidiary;

                           (h) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves a consideration in excess of $100,000;

                           (i)  assignment, license, indemnification or
         agreement with respect to any intangible property (including, without limitation, any patent, trademark, trade name, copyright, know-how, trade secret or confidential information) other than in the ordinary course of business;

                           (j) warranty agreement with respect to its services rendered or its products sold or leased;

                           (k) agreement under which it has granted any Person any registration rights (including piggyback rights);

                           (l) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world or imposing any obligation of exclusivity upon the Company or any Subsidiary or requiring the Company or any Subsidiary to provide preferred or most favored nations terms to any client or customer;

                           (m)  sales agency or brokerage agreement;

                           (n)  agreement or arrangement with any Related Party;

                           (o) agreement imposing any indemnity obligation upon the Company or any Subsidiary; or

                           (p) any other agreement which is material to its operations and business prospects or involves a consideration in excess of $100,000 annually.

                  (ii) The Company and each Subsidiary have performed all material obligations required to be performed by them and are not in default under or in material breach of nor in receipt of any claim of default or breach under any material agreement or other material instrument to which the Company or any Subsidiary is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance under any material agreement or other material instrument to which the Company or any Subsidiary is subject; neither the Company nor any Subsidiary has any present expectation or intention of not fully performing all such obligations; neither the Company nor any Subsidiary has knowledge of any breach or anticipated breach by the other parties to any contract or commitment to which it is a party.

                  6.12 PROPRIETARY RIGHTS. The Company and its Subsidiaries possess all material Proprietary Rights necessary to the present and contemplated conduct of their respective businesses and (i) the Company and its Subsidiaries own all right, title, and interest in and to all of such Proprietary Rights, (ii) there have been no claims made against the Company or any Subsidiary for the assertion of the invalidity, abuse, misuse, or unenforceability of any of such rights, and there are, to the best of the Company's knowledge, no grounds for the same, (iii) neither the Company nor any Subsidiary has received a notice of conflict with the asserted rights of others within the last five years, and (iv) the conduct of the Company's and each Subsidiary's business has not, to the best of the Company's knowledge, infringed any such rights of others. Each employee or consultant of the Company or any Subsidiary is a party to a confidentiality agreement relating to the business of the Company and its Subsidiaries. Each technical employee or consultant of the Company or any Subsidiary, excluding consultants who are hired by the Company for their intellectual property expertise in a particular topic distinct from the Company's business, is a party to an invention assignment agreement relating to the business of the Company and its Subsidiaries.

                  6.13 LITIGATION, ETC. Except as set forth in SCHEDULE 6.13, there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality; neither the Company nor any Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries (including inquiries as to the qualification to hold or receive any license or permit); and, to the best of the Company's knowledge, there is no basis for any of the foregoing. Neither the Company nor any of its Subsidiaries is in default in any material respect with respect to any judgment, order, writ, injunction, decree or award.

                  6.14 BROKERAGE. Except for the fees of Dain Rauscher Wessels previously disclosed to the Purchaser, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary; provided, however, that this representation excludes any claim arising out of or due to any action of the Purchaser. The Company will pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

                  6.15 GOVERNMENTAL CONSENT, ETC. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the valid execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby.

                  6.16 INSURANCE. Each insurance policy maintained by the Company with respect to its properties, assets and businesses is in full force and effect. The Company is not in default with respect to its obligations under any insurance policy maintained by it. The Company and its Subsidiaries maintain insurance in such amounts (to the extent available in the public market), including self-insurance, retainage and deductible arrangements, and of such a character as is reasonable for companies of a comparable size engaged in the same or similar business.

                  6.17  EMPLOYEES AND ERISA.

                  (i) The Company is not aware that any executive or key employee of the Company or any Subsidiary or any group of employees of the Company or any Subsidiary has any plans to terminate employment with the Company or any Subsidiary, the Company and each Subsidiary have complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and the Company is not aware that it or any Subsidiary has any material labor relations problems.

                  (ii) Neither the Company, its Subsidiaries nor any of their respective employees is a party to any consulting or employment agreements containing any non-compete or confidentiality provisions relating to the present or proposed business activities of the Company and its Subsidiaries;

                  (iii) Neither the Company nor any Subsidiary presently maintains or contributes to, or ever has maintained or contributed to, any "employee benefit plan," as such term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to which the Company is required to file Internal Revenue Service

         Form 5500, and neither the Company nor any Subsidiary presently contributes to or ever has contributed to any "multiemployer plan," as such term is defined in Section 3 of ERISA.

                  6.18 COMPLIANCE WITH LAWS. Neither the Company nor any Subsidiary is in violation of any domestic or foreign law or any regulation or requirement, including without limitation, the Foreign Corrupt Practices Act, which violation might reasonably be expected to have a material adverse effect upon the business, assets, financial condition, result of operations or prospects of the Company and its Subsidiaries, and neither the Company nor any Subsidiary has received notice of any such violation.

                  6.19 DISCLOSURE. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates or other items prepared or supplied to the Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Company has not disclosed to the Purchaser in writing and of which any of its officers, directors or executive employees is aware and which could reasonably be anticipated to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer relations, employee relations or business prospects of the Company and its Subsidiaries.

                  6.20  POSSESSION OF FRANCHISES, LICENSES, ETC.
 . The Company and its Subsidiaries possess all franchises, certificates, licenses, permits and other authorizations from governmental or political subdivisions or regulatory authorities that are necessary in any material respect to the Company or any of its Subsidiaries for the ownership, maintenance and operation of their respective properties and assets, and neither the Company nor any of its Subsidiaries is in violation of any thereof in any material respect.

                  6.21 HOLDING COMPANY ACT AND INVESTMENT COMPANY ACT. Neither the Company nor any Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility," as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

                  6.22 ENVIRONMENTAL AND OTHER REGULATIONS. The Company and its Subsidiaries are in compliance with all applicable federal, state, local and foreign laws and regulations relating to protection of the environment and human health, and are in compliance in all material respects with all other applicable federal, state, local and foreign laws and regulations, including, without limitation, those relating to equal employment opportunity and employment safety. There are no claims, notices, civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings pending or, to the best knowledge of the Company, threatened against the Company or any Subsidiary that are based on or related to any environmental matters, including any disposal of hazardous substances at any place, or the failure to have any required environmental permits, and there are no past or present conditions that are likely to give rise to any liability or other obligations of the Company or any Subsidiary under any environmental laws.

                  6.23 PROJECTIONS. All projections furnished in writing by the Company (i) have been prepared by management of the Company after a careful analysis of all material data, (ii) are based on reasonable assumptions by management of the Company and (iii) represent the best estimate by management of the Company, based upon current reasonable assumptions, as to the financial performance of the Company and its Subsidiaries for the periods indicated, but do not represent any guarantee or assurance of the future financial results of the Company and its Subsidiaries.

                  6.24  YEAR 2000.

                       (i)(a)  COMPANY'S PRODUCTS AND SERVICES:

                               (1) All of the Company's and its
                  Subsidiaries' Products and Services will be Year 2000
                  Compliant.

                               (2) If the Company or any Subsidiary is
                  obligated to repair or replace Products or Services previously provided by the Company or any Subsidiary that are not Year 2000 Compliant in order to meet contractual obligations, to avoid other liability, to avoid misrepresentations claims, or to satisfy any other obligations or requirements, the Company and its Subsidiaries will have repaired or replaced those Products and Services to make them Year 2000 Compliant.

                           (b)  COMPANY'S  INTERNAL  MIS  SYSTEMS  AND
                  FACILITIES. All of the Internal MIS Systems and Facilities will be Year 2000 compliant.

                           (c) SUPPLIERS. All vendors of products or services to the Company and its Subsidiaries, and their respective products, services and operations, will be in all material aspects Year 2000 Compliant. To the knowledge of the Company after a reasonably diligent investigation, each such vendor will continue to furnish its products or services to the Company and its Subsidiaries, without interruption or material delay, on and after January 1, 2000.

                        (ii) The Company has furnished the Purchaser with true, correct and complete copies of any customer agreements and other materials and correspondence in which Company has furnished (or could be deemed to have furnished) assurances as to the performance and/or functionality of the Company's and its Subsidiaries' Products or Services on or after January 1, 2000.

                        (iii) The Company has furnished the Purchaser with a true, correct and complete copy of any internal investigations, memoranda, budget plans, forecasts or reports concerning the Year 2000 Compliant status of the products, services, operations, systems, supplies and facilities of the Company and its Subsidiaries and their respective vendors.

                        (iv) The design of the products, services and other item(s) at issue to ensure compliance with the foregoing warranties and representations includes proper date/time data century recognition and recognition of 1999 and 2000, calculations that accommodate single century and multi-century formulae and date/time values before, on, after, and spanning January 1, 2000, and date/time data interface values that reflect the century, 1999, and 2000. In particular, but without limitation, (i) no value for current date/time will cause any error, interruption, or decreased performance in or for such product(s), service(s), and other item(s), (ii) all manipulations of date and time related data (including calculating, comparing, sequencing, processing and outputting) will produce correct results for all valid dates and times when used independently or in combination with other products, services, and/or items, (iii) date/time elements in interfaces and data storage will specify the century to eliminate date ambiguity without human intervention, including leap year calculations, (iv) where any date/time element is represented without a century, the correct century will be unambiguous for all manipulations involving that element, (v) authorization codes, passwords and zaps (purge functions) will function normally and in the same manner during, prior to, on, and after January 1, 2000, including the manner in which they function with respect to expiration dates and CPU serial numbers, and (vi) the Company's and its Subsidiaries' supply of the product(s), service(s), and other item(s) will not be interrupted, delayed, decreased, or otherwise affected by the advent of the year 2000.

                  6.25 CLOSING DATES. The representations and warranties of the Company contained in this Section 6 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company to the Purchaser (except for representations, warranties and information made as of a specified date) will be true and correct in all material respects on the date of each of the Closings as though then made.

         7. DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below:

             "AFFILIATE" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

             "CODE" shall mean the Internal Revenue Code of 1986, as amended.

             "COMMON STOCK" means the Company's common stock, $.01 par value per share, having the rights set forth in Article 4 of the Certificate of Incorporation.

             "CONSOLIDATED NET WORTH" means the consolidated stockholders' equity of the Company determined in accordance with generally accepted accounting principles consistently applied.

             "CONVERTIBLE SECURITIES" means evidences of indebtedness, capital shares or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

             "EVENT OF NONCOMPLIANCE" means any instance of the Company's failure, under the provisions of the Certificate of Incorporation, to perform its obligations to the holders of Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred.

             "FACILITIES" means any facilities or equipment used by the Company or its Subsidiaries in any location, including HVAC systems, mechanical systems, elevators, security systems, fire suppression systems, telecommunications systems, fax machines, copy machines, and equipment, whether or not owned by the Company or its Subsidiaries.

             "FULLY DILUTED BASIS" means the number of shares of Common
Stock outstanding, plus (x) the number of shares of Common Stock into which all outstanding Convertible Securities of the Company would be convertible and (y) the number of shares of Common Stock which would be issuable upon the exercise of all warrants, rights or options to purchase shares of Common Stock then outstanding.

             "GAAP" means the generally accepted accounting principles in the United States.

             "INTERNAL MIS SYSTEMS" means any computer software and systems (including hardware, firmware, operating system software, utilities, and applications software) used in the ordinary course of business by or on behalf of the Company or its Subsidiaries, including the Company's and its Subsidiaries' payroll, accounting, billing/receivables, inventory, asset tracking, customer service, human resources, and e-mail systems.

             "INVESTMENT" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any note, stock, securities or other ownership interest in any other Person and (ii) any capital contribution by such Person to any other Person.

             "NEW SECURITIES" mean any equity security of the Company other than Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred or Common Stock outstanding on the date of this Agreement or Common Stock issued on the conversion of any of the foregoing series of Preferred Stock.

             "OFFERING PRICE" means the price at which a share of the Company's Common Stock will be offered at the Public Offering.

             "OFFICER'S CERTIFICATE" means a certificate signed by the Company's president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

             "PERSON" means an individual, a partnership, a corporation, limited liability company, limited liability partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

             "PRODUCTS" means any products offered or furnished by the Company or any of its Subsidiaries, or any predecessor in interest of the Company or any of its Subsidiaries, currently or at any time in the past, including without limitation each item of hardware, software, or firmware; any system, equipment, or products consisting of or containing one or more thereof; and any and all enhancements, upgrades, customizations, modifications, and maintenance thereto.

             "PROPRIETARY RIGHTS" means any patents, registered and common law trademarks, service marks, trade names, copyrights, licenses and other similar rights (including, without limitation, know-how, trade secrets and other confidential information) and applications for each of the foregoing, if any.

             "PUBLIC OFFERING" means the closing of a firm commitment for an initial public offering underwritten by a nationally recognized investment bank pursuant to an effective registration statement under the Securities Act covering the offer and sale of the Company's Common Stock to the public at an aggregate net offering price of not less than $20 million, an implied Company equity value of at least $100,000,000 and an Offering Price that results in a minimum annualized compounded rate of return of 20% to the Purchaser.

             "RELATED PARTY" means any officer, director or beneficial holder of 5% or more of the outstanding shares of capital stock of the Company, any spouse, former spouse, child, parent, parent of a spouse, sibling or a grandchild of any such officer, director or beneficial holder of the Company, and any Affiliate of any of the foregoing persons.

             "RESTRICTED SECURITIES" means (i) the Series E Preferred issued hereunder, (ii) the Common Stock issued upon conversion of the Series E Preferred and (iii) any securities issued with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities will cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been transferred pursuant to Rule 144 or become eligible for sale pursuant to Rule 144(k) (or any similar rule then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 8.4 have been delivered by the Company in accordance with
Section 5(ii). Whenever any particular securities cease to be Restricted Securities, the holder thereof will be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 8.4.

             "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

             "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

             "SECURITIES AND EXCHANGE COMMISSION" includes any governmental body or agency succeeding to the functions thereof.

             "SERVICES" means any services offered or furnished by the Company or any of its Subsidiaries, or any predecessor in interest of the Company or any of its Subsidiaries, currently or at any time in the past.

             "SUBSIDIARY" means any corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries;

             "UNDERLYING COMMON STOCK" means (i) the Common Stock issued or issuable upon conversion of the Series E Preferred or upon exercise of the Option or conversion of Series E Preferred received upon exercise of the Option and (ii) any Common Stock issued or issuable with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Any Person who holds Series E Preferred will be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of the Series E Preferred, regardless of any restriction on the conversion of the Series E Preferred. As to any particular shares of Underlying Common Stock, such shares will cease to be Underlying Common Stock when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (c) ceased to be Restricted Securities other than for the reasons set forth in clauses (a) and (b).

             "YEAR 2000 COMPLIANT" means that (1) the products, services, or other item(s) at issue accurately process, provide and/or receive all date/time data (including calculating, comparing, sequencing, processing and outputting) within, from, into, and between centuries (including the twentieth and twenty-first centuries and the years 1999 and 2000), including leap year calculations, and (2) neither the performance nor the functionality nor the Company's or any of its Subsidiaries' provision of the products, services, and other item(s) at issue will be affected by any dates/times prior to, on, after, or spanning January 1, 2000.


         8.  MISCELLANEOUS.

                  8.1  EXPENSES; INDEMNIFICATION.

                  (i) The Company agrees to pay the Purchaser for (a) all reasonable outside legal and consulting fees of the Purchaser in connection with this Agreement and the consummation of all transactions contemplated hereby together with the costs and expenses described in the immediately succeeding clause (b) of this paragraph (i), up to a maximum amount of $65,000, (b) all costs and expenses of the Purchaser in connection with the consummation of the transactions contemplated hereby relating to due diligence, the preparation of documents and the closing of such transactions, (c) all costs and expenses relating to any future amendment or supplement to this Agreement or any of the Securities (or any proposal by the Company for such amendment or supplement) whether or not consummated or any waiver or consent with respect thereto (or any proposal for such waiver or consent) whether or not consummated, and (d) all costs and expenses of the Purchaser or Blackwell relating to the enforcement of the rights granted under this Agreement, the agreements contemplated hereby and the Certificate of Incorporation, if the Company is found to have breached its obligations under any such agreement.

                  (ii) The Company further agrees to indemnify and save harmless the Purchaser and Blackwell and its respective officers, directors, partners, employees, trustees and agents, each person who controls the Purchaser or Blackwell within the meaning of the Securities Act or the Exchange Act, from and against any and all costs, expenses, damages or other liabilities resulting from any breach of any representation, warranty, covenant or agreement set forth in this Agreement, and the agreements contemplated hereby by the Company or any legal, administrative or other proceedings brought by any third party arising out of the transactions contemplated hereby and thereby; provided that, if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws.

                  (iii) The indemnified party under this Section 8.1 will, promptly after the receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from the Company on account of an indemnity agreement contained in this Section 8.1, notify the Company in writing of the commencement thereof. The omission of any indemnified party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such indemnified party except to the extent the Company shall have been prejudiced by the omission of such indemnified party so to notify the Company, pursuant to this Section 8.1 In case any such action shall be brought against any indemnified party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the Company to such indemnified party of its election so to assume the defense thereof, the Company will not be liable to such indemnified party under this Section
         8.1 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof nor for any settlement thereof entered into without the consent of the Company; provided that (i) if the Company shall elect not to assume the defense of such claim or action or (ii) if the indemnified party reasonably determines (x) that there may be a conflict between the positions of the Company and of the indemnified party in defending such claim or action or (y) that there may be legal defenses available to such indemnified party different from or in addition to those available to the Company, then separate counsel for the indemnified party shall be entitled to participate in and conduct the defense, in the case of (i) and (ii)(x), or such different defenses, in the case of (ii)(y), and the Company shall be liable for any reasonable legal or other expenses incurred by the indemnified party in connection with the defense.

                  8.2 REMEDIES. Each holder of Series E Preferred will have all rights and remedies set forth in this Agreement and the Certificate of Incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                  8.3 TERMINATION; TERMINATION FEE. This Agreement may be terminated by the Purchaser or the Company with respect to the Additional Shares at any time after 60 days from the date of this Agreement if the Second Closing has not theretofore occurred; provided that a party shall not be entitled to terminate this Agreement as it relates to the Additional Shares if the failure of the Second Closing to occur results from a breach of this Agreement by such party. Without limiting the rights of the Purchaser to receive a break-up fee pursuant to the Letter of Interest dated January 21, 1999 (the "Letter of Interest") if this Agreement is terminated, unless the failure of the Second Closing to occur results from a breach of this Agreement by the Purchaser, the Company shall pay the Purchaser a termination fee of $125,000 (inclusive of all of the Purchaser's reasonable costs and expenses incurred in connection with such transaction, including, but not limited to, due diligence expenses and attorney's fees); provided that the Company shall not be obligated to pay a termination fee hereunder if the Company pays the break-up fee provided in the Letter of Interest. In the event of any such termination, except as provided in this Section 8.3, neither party shall have any obligation under this Agreement or arising from such termination, except for willful breaches of this Agreement.

                  8.4 PURCHASER'S AND BLACKWELL'S INVESTMENT & OTHER REPRESENTATIONS. Each of the Purchaser and Blackwell (each, an "Investor") hereby severally and not jointly represents and warrants as follows:

                  (i) INVESTMENT. Such Investor is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account for investment and not with a view to, or for sale in connection with, any public distribution thereof, nor with any present intention of distributing or selling the same to the public; and the Purchaser is aware of the restrictions and limitations affecting its right and ability to sell or transfer such securities; provided that nothing contained herein will prevent such Investor and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 5 hereof.

                  (ii) AUTHORITY. Such Investor has full power and authority to enter into and to perform this Agreement in accordance with its terms. Such Investor has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

                  (iii) ACCREDITED INVESTOR. Such Investor is an Accredited Investor within the definition set forth in Securities Act Rule 501(a).

                  (iv) RESTRICTIVE LEGEND. Each certificate for Series E Preferred will be imprinted with a legend in substantially the following form:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Purchase Agreement, dated as of __________, 1999 between the issuer (the "Company") and an investor, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions will be furnished by the Company to the holder hereof upon written request and without charge."

                  "The voting rights and the transfer of the shares represented by this certificate are subject to a Stockholders Agreement, __________, 1999, by and among the issuer (the "Company"), the holder and other stockholders of the Company. A copy of the Stockholders Agreement will be furnished by the Company to the holder hereof upon written request and without charge."

                  (v) ORGANIZATION AND CORPORATE POWER. Such Investor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction or organization. Such Investor has all requisite corporate power and authority to carry out the transactions contemplated by this Agreement.

                  (vi) AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Agreement and all other agreements and the transactions contemplated hereby have been duly authorized by such Investor. This Agreement and all other agreements contemplated hereby each constitutes a valid and binding obligation of such Investor, enforceable in accordance with its terms; except as enforcement thereof may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting rights of creditors generally. The execution and delivery by such Investor of this Agreement and all other agreements contemplated hereby and thereby and the fulfillment of and compliance with the respective terms hereof and thereof by such Investor, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) result in a violation of, or (iii) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the charter or bylaws of such Investor, or any law, statute, rule or regulation to which such Investor is subject, or any agreement, instrument, order, judgment or decree to which such Investor is subject.

                  (vii) BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon such Investor or any of its subsidiaries; provided, however, that this representation excludes any claim arising out of or due to any action of the Company. Such Investor will pay, and hold the Company harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

                  (viii) GOVERNMENTAL CONSENT, ETC. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by such Investor of this Agreement or the other agreements contemplated hereby, or the consummation by such Investor of any other transactions contemplated hereby or thereby.

                  (ix) RISK. Such Investor understands that the operation of the Company's business is subject to numerous risks and that the Preferred Stock is a speculative investment that involves a high degree of risk of loss of the entire investment therein. Such Investor is cognizant of and understands such risks, including those set forth in the September 1998 Confidential Private Placement Memorandum under the caption "Risk Factors".

                  (x) DUE DILIGENCE. Such Investor has been allowed, upon request, to examine any document or agreement listed in the Schedules hereto, and has had the opportunity to obtain any information concerning the Company, including the opportunity to ask questions of and receive answers from authorized representatives of the Company concerning this investment.

                  (xi) CLOSING DATES. The representations and warranties of such Investor contained in this Section 8.4 and elsewhere in this Agreement will be true and correct in all material respects on the date of each of the respective Closings as though then made.

                   8.5 CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the registered holders of not less than 66 2/3% of the outstanding Series E Preferred; provided that if there is no Series E Preferred outstanding, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, only if the Company has obtained the written consent of the holders of not less than 66 2/3% of the Underlying Common Stock. No other course of dealing between the Company and the holder of any Series E Preferred or Underlying Common Stock or any delay in exercising any rights hereunder or under the Certificate of Incorporation will operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of Series E Preferred and Underlying Common Stock held by the Company or any Subsidiaries will not be deemed to be outstanding.

                   8.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the issuance and delivery of the shares of Series E Preferred, regardless of any investigation made by or on behalf of any party, but shall expire upon the earlier of (i) a fully completed Public Offering by the Company or (ii) two years after the date of each respective Closing.

                   8.7 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. This Agreement may be assigned by each Investor to any transferee of any shares of Series E Preferred. This Agreement may not be assigned by the Company.

                   8.8 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

                   8.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                   8.10 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                   8.11 GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, FOR ANY ACTION, PROCEEDING OR INVESTIGATION IN ANY COURT OR BEFORE ANY GOVERNMENTAL AUTHORITY ("LITIGATION") ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO ITS RESPECTIVE ADDRESS SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LITIGATION BROUGHT AGAINST IT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  8.12 PUBLICITY. Each of the parties hereto agrees that it will make no statement regarding the transactions contemplated hereby which is inconsistent with any press release agreed to by the parties hereto. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with any regulatory body, make such statements with respect to the transactions contemplated hereby as each may be advised is legally necessary upon advice of its counsel.

                  8.13  NOTICES.  All notices, demands or other
communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications will be sent

To the Company:

                           HealthGate Data Corp.
                           25 Corporate Drive, Suite 310
                           Burlington, MA 01803
                           Attention: William S. Reece, Chief Executive Officer
                           Telephone:  (781) 685-4000
                           Fax:  (781) 685-4040

With a copy to:

                           Stephen M. Kane, Esq.
                           Rich, May, Bilodeau & Flaherty, P.C.
                           294 Washington Street
                           Boston, MA 02108
                           Telephone:  (617) 482-1360
                           Fax:  (617) 556-3889

To Purchaser:

                           GE Capital Equity Investments, Inc.
                           120 Long Ridge Road
                           Stamford, CT 06927
                           Attention:  General Counsel
                           Fax:  (203) 357-3047

With a copy to:

                           Warren de Wied, Esq.
                           Fried, Frank, Harris, Shriver & Jacobson
                           One New York Plaza
                           New York, New York  10004
                           Fax:  (212) 859-4000

To Blackwell:

                           Blackwell Science, Ltd.
                           Osney Mead, Oxford
                           OX2 OEL, United Kingdom
                           Fax:  011 44 1865721205


with a copy to:

                           John Taylor Williams, Esq.

                           Palmer & Dodge LLP
                           One Beacon Street
                           Boston, MA 02108-3190
                           Fax:  (617) 227-4420

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

HEALTHGATE DATA CORP.                        GE CAPITAL EQUITY INVESTMENTS, INC.




By: /s/ WILLIAM S. REECE                     By: /s/ Richard J. Miller
   ----------------------------------           ------------------------------
    William S. Reece                            Name:  Richard J. Miller
    Chairman and President                      Title: Senior Vice President

                                             BLACKWELL SCIENCE, LTD.


                                             By:    /s/ Jonathan J. G. Conibear
                                             Name:  Jonathan J. G. Conibear
                                             Title: Executive Director

                                                            4/5/99

                                    Exhibit A

                           Certificate of Amendment of
                Amended and Restated Certificate of Incorporation
                            of HealthGate Data Corp.

         [Previously filed in Exhibit 3.1 to Form S-1 of the Registrant,
                           Registration No. 333-76899]

                                    Exhibit B

                             Registration Agreement

         [Previously filed in Exhibit 4.7 to Form S-1 of the Registrant,
                           Registration No. 333-76899]

                                    Exhibit C

              Rich, May, Bilodeau & Flaherty, P.C. form of Opinion

                                                                     RMB&F DRAFT
                                                                          4/6/99


                                                                  April __, 1999

GE Capital Equity Investments, Inc.
120 Long Ridge Road
Stamford, CT 06927

Blackwell Science, Ltd.
Osney Mead, Oxford OX2 OEL
United Kingdom

                  Re:   HealthGate Data Corp.

Ladies and Gentlemen:

      We have acted as counsel to HealthGate Data Corp., a Delaware corporation (the "Company"), in connection with the issuance and sale to (a) GE Capital Equity Investments, Inc. ("Purchaser") of 87,364 shares (the "Initial Shares") of the Company's Series E Redeemable Convertible Preferred Stock, par value $.01 per share (the "Series E Preferred Stock"), and (b) Blackwell Science, Ltd. ("Blackwell") of 174,729 shares of the Company's Series E Preferred Stock (the "Conversion Shares"). This opinion is being furnished to each of you pursuant to
Section 3.4 of that certain Stock Purchase Agreement, dated as of April 5, 1999 (the "Stock Purchase Agreement"), among the Company, Purchaser and Blackwell. In connection with this transaction, (i) the Company and each of you have also entered into that certain Registration Agreement dated as of April 7, 1999 (the "Registration Agreement"), and (ii) the Company, each of you and stockholders representing a majority of the outstanding shares of each of the Company's classes of stock have also entered into that certain Amended and Restated Stockholders Agreement dated as of April 7, 1999 (the "Stockholders Agreement"). Terms used herein without definition shall have the meanings ascribed to them in the Stock Purchase Agreement.

      We have examined the originals or certified, conformed or reproduction copies of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to our opinion, we have relied upon statements or certificates of public officials, officers or representatives of the Company and others.

      Based upon the foregoing, we are of the opinion that:

      1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted, to enter into and perform the Stock Purchase Agreement, the Stockholders Agreement and the Registration Agreement, and to carry out the transactions contemplated thereby. The Company is duly qualified to do business and is in good standing in the Commonwealth of Massachusetts, the only United States jurisdiction in which, to our knowledge, the Company currently owns property or conducts its business.

      2. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, par value $.01 (the "Common Stock"), of which 1,146,895 shares are issued and outstanding prior to the Initial Closing and 720,757 of which have been reserved for issuance upon conversion of the Series E Preferred Stock, and 834,629 shares of Preferred Stock, par value $.01 (the "Preferred Stock"), 1,000 shares of which are designated "Series A

            Convertible Preferred Stock," all of which are issued and outstanding, 1,000 shares of which are designated "Series B Convertible Stock," all of which are issued and outstanding, 1,000 shares of which are designated "Series C Convertible Preferred Stock," all of which are issued and outstanding, 1,667 of which are designated "Series D Convertible Preferred Stock," all of which are issued and outstanding, and 829,962 of which are designated "Series E Redeemable Convertible Preferred Stock," none of which are issued and outstanding prior to the Initial Closing. Effective immediately after the Initial Closing, 262,093 shares of Series E Preferred Stock will be issued and outstanding. There are no other authorized classes of capital stock of the Company other than those set forth in this paragraph. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as contemplated by the Stock Purchase Agreement or the Company's Amended and Restated Certificate of Incorporation, as amended, and except as set forth on Schedule 6.2 to the Stock Purchase Agreement, to our knowledge, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) there is not any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of the Company's capital stock any evidences of indebtedness or assets of the Company, and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

      3. The issuance, sale and delivery of the Initial Shares and the Conversion Shares by the Company in accordance with the Stock Purchase Agreement have been duly authorized by all necessary corporate action on the part of the Company, and such Initial Shares and Conversion Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of the Stock Purchase Agreement, and the Common Stock to be issued upon conversion of the Initial Shares and the Conversion Shares will be duly and validly issued, fully paid and non-assessable.

      4. The execution, delivery and performance by the Company of the Stock Purchase Agreement, the Registration Agreement, the Stockholders Agreement and the Amendment to Purchase Agreements and Registration Agreements have been duly authorized by all necessary corporate action, and each such agreement has been duly executed and delivered by the Company. Each such agreement constitutes the valid and binding obligation of the Company, and is enforceable against the Company.

      5. The execution, delivery and performance of the Stock Purchase Agreement and the Registration Agreement, and the offer, issuance and sale of the Initial Shares and the Conversion Shares under the Stock Purchase Agreement, will not conflict with, or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, the Amended and Restated Certificate of Incorporation or Bylaws of the Company, each as amended to date, or any material indenture, lease, agreement or other instrument known to us to which the Company is a party or by which it or any of its properties are bound or any decree, judgment or order specifically naming the Company and known to us.

      6. Except as obtained and in effect at the Closing, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any governmental authority is required on the part of the Company in connection with the execution and delivery of the Stock Purchase Agreement, or the offer, issuance, sale and delivery of the Initial Shares and the Conversion Shares, or the other transactions to be consummated at the Initial Closing pursuant to the Stock Purchase Agreement.

      7. The offer, issuance and sale of the Initial Shares and the Conversion Shares pursuant to the Stock Purchase Agreement are exempt, and the issuance of Common Stock upon conversion of the Initial Shares and Conversion Shares will be exempt, from registration under the Securities Act of 1933, as amended.

      We express no opinion as to compliance with applicable anti-fraud provisions of federal securities laws. We express no opinion as to compliance with applicable state securities laws.

      The opinions expressed herein are subject to the effect of generally applicable rules of law that: (a) limit or affect the enforcement of provisions of any contract that purport to require a waiver of the obligations of good faith and fair dealing; (b) provide that forum selection clauses are not necessarily binding on the courts in the forum selected; (c) limit the enforceability of waivers of the right to trial by jury or rights to notice or other rights or benefits conferred by operation of law; (d) limit the availability of a remedy where another remedy has been elected or limit waivers of remedies or defenses; (e) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction or on public policy grounds; (f) where less than all of a contract may be unenforceable, limit the enforceability of the balance of such contract to circumstances in which the unenforceable portion is not an essential part of the agreed upon exchange under such contract; and (g) govern and afford judicial discretion regarding the entitlement to attorneys' fees and other costs.

      The opinions on enforceability expressed herein are subject further to the effect of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting the rights of creditors and secured parties generally, and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), as well as possible limitations upon the exercise of remedial or procedural provisions contained in the Stock Purchase Agreement, the Stockholders Agreement or the Registration Agreement, provided, that such limitations do not, in our opinion, subject to the other qualifications contained in this opinion letter, make the remedies and procedures that will be afforded to the Purchaser inadequate for the practical realization of the principal benefits purported to be provided to the Purchaser by the Stock Purchase Agreement, the Stockholders Agreement and the Registration Agreement (subject to the effect of any judicial or other delays in the availability of such remedies). Notwithstanding the foregoing, however, we express no opinion as to the enforceability of Section 6 of the Registration Agreement.

      Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring to the actual knowledge or awareness of Rich, May, Bilodeau & Flaherty, P.C. attorneys who have given substantive attention to such matters during the course of such representation, which knowledge or awareness has been obtained by such attorneys in their capacity as such and is intended to signify that in the course of such representation, no information has come to their attention which has given them actual knowledge or awareness of the existence or absence of such facts, and that we have undertaken no independent investigation either within our firm, with our clients, or with any other person to determine the existence or absence of such facts.

      We are members of the bar of the Commonwealth of Massachusetts and do not hold ourselves out as competent to opine as to matters of law governed by other states. Accordingly, our opinions are limited to the laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware, and the laws of the federal government of the United States. To the extent that any of the laws of New York or other laws govern any of the matters as to which we express an opinion herein, we have assumed, with your permission, that the law of such jurisdiction is, in all material respects, the same as that of the law of the Commonwealth of Massachusetts.

      This opinion is rendered only to the addressees and is solely for their benefit in connection with the transactions contemplated by the Stock Purchase Agreement, and may not be relied upon by any other person for any purpose without the prior written consent of the undersigned.

                                    Very truly yours,


                                    RICH, MAY, BILODEAU & FLAHERTY, P.C.

                 Exhibit D to Series E Stock Purchase Agreement

                              HealthGate Data Corp.
                            Series E Preferred Stock
                   Calculations of Shares and Conversion Price


      Common Stock               1,146,895 (Includes 1,345 exercised options)
      Series A                     304,880
      Series B                     399,401
      Series C                     138,653
      Series D                     335,098

      Subtotal                   2,324,927


      Options                      485,180 (428,580-Plan; 56,600 Non Plan)
      Petra Warrant                114,950

      Subtotal                     600,130

      Available Options            220,075      (650,000-428,580-1,345)

      Subtotal                   3,145,132

                 Conversion Price : 36,000,000/3,145,132=11.4463

                                                               Post-Closing
                                                   Amount       Percentage

      Initial Series E
      Shares for GE                87,364        $999,994.55       2.26%
      Later Series E Shares
      for GE                      458,664      $5,250,005.74      11.86%
      Series E Shares for
      Blackwell                   174,729      $2,000,000.55       4.52%

      Total Series E              720,757

      Total Post-Closing
      Shares Fully Diluted      3,865,889

                                    Exhibit E

                             Amendment and Waiver To
              Stock Purchase Agreements and Registration Agreements

         [Previously filed in Exhibit 4.8 to Form S-1 of the Registrant,
                           Registration No. 333-76899]

                                    Exhibit F

                   Amended and Restated Stockholders Agreement

         [Previously filed in Exhibit 4.9 to Form S-1 of the Registrant,
                           Registration No. 333-76899]

                                  Schedule 6.2
                                       to
                   Series E Preferred Stock Purchase Agreement

                          Capitalization of HealthGate


      Attached hereto is HealthGate Data Corp.'s 3-page Capitalization Table (as of February 3, 1999) which includes a listing of outstanding options, rights and warrants to purchase shares of capital stock of the Company.

      Additionally, as part of the transaction fee payable to Dain Rauscher Wessels ("DRW") as financial advisor and placement agent, HealthGate has agreed to issue DRW a warrant to purchase shares of stock at the same price paid in the offering in an amount equal to one percent (1%) of the shares sold in the offering to new investors.

                              HealthGate Data Corp.

                  Capitalization Table (as of February 3, 1999)

                                                                              SERIES A STOCK               SERIES B STOCK
                                                                   COMMON
                                                                    STOCK   Series A       As          Series B      As
Number   Stockholder Name                                                    Stock     Converted(1)      Stock   Converted(2)
=============================================================================================================================
   1     Abbe, Elisabeth                                                        10         3,049
-----------------------------------------------------------------------------------------------------------------------------
   2     Abdollahi, Farah
-----------------------------------------------------------------------------------------------------------------------------
         Account Management Corporation Profit
   3     Sharing Plan                                                           50        15,244
-----------------------------------------------------------------------------------------------------------------------------
   4     Badash, Michelle
-----------------------------------------------------------------------------------------------------------------------------
   5     Baranoski, Amy
-----------------------------------------------------------------------------------------------------------------------------
   6     Blackwell Science, Ltd.
-----------------------------------------------------------------------------------------------------------------------------
   7     Blackwell Wissenschafts-Verlag GmbH
-----------------------------------------------------------------------------------------------------------------------------
   8     Blair, Tina M., M.D.                                       2,550      250        76,220
-----------------------------------------------------------------------------------------------------------------------------
   9     Blake, Gregory
-----------------------------------------------------------------------------------------------------------------------------
  10     Blazewicz, Robert J.                                          70
-----------------------------------------------------------------------------------------------------------------------------
  11     Bolivar, Cynthia
-----------------------------------------------------------------------------------------------------------------------------
  12     Brassard, Kevin
-----------------------------------------------------------------------------------------------------------------------------
  13     Brown, Laurie
-----------------------------------------------------------------------------------------------------------------------------
  14     Brown, Stephen L. and Arleen C.
-----------------------------------------------------------------------------------------------------------------------------
  15     Buradagunta, Syam
-----------------------------------------------------------------------------------------------------------------------------
  16     Cabanas, Lazaro
-----------------------------------------------------------------------------------------------------------------------------
  17     Capotosto, Christopher
-----------------------------------------------------------------------------------------------------------------------------
  18     Carchidi, Joseph
-----------------------------------------------------------------------------------------------------------------------------
  19     Ciancarelli, John
-----------------------------------------------------------------------------------------------------------------------------
  20     Clark, Jeffrey S.                                          6,650
-----------------------------------------------------------------------------------------------------------------------------
  21     Cohen, Lori-Anne
-----------------------------------------------------------------------------------------------------------------------------
  22     Crans, Dwight B.
-----------------------------------------------------------------------------------------------------------------------------
  23     Cunningham, Lynne
-----------------------------------------------------------------------------------------------------------------------------
  24     de Castro, Edson                                           8,550
-----------------------------------------------------------------------------------------------------------------------------
  25     Dearing, Jeff
-----------------------------------------------------------------------------------------------------------------------------
  26     deRoetth, Christopher                                                  20         6,098
-----------------------------------------------------------------------------------------------------------------------------
  27     deRoetth, Louisa                                                       10         3,049
-----------------------------------------------------------------------------------------------------------------------------
  28     deRoetth, Peter                                                        50        15,244
-----------------------------------------------------------------------------------------------------------------------------
  29     DeVivo, Robert
-----------------------------------------------------------------------------------------------------------------------------
  30     DeWolf, Nicholas
-----------------------------------------------------------------------------------------------------------------------------
  31     Egan, Christopher
-----------------------------------------------------------------------------------------------------------------------------
         Egan, Michael J., Trustee of the 1995
         Michael J. Egan Revocable Trust under
  32     Declaration of Trust dated March 29, 1995
-----------------------------------------------------------------------------------------------------------------------------
         Egan, Richard E. and Maureen E., Trustees
         of the Richard E. & Maureen Egan
         Grandchildrens Trust under Declaration of
  33     Trust dated June 29, 1994
-----------------------------------------------------------------------------------------------------------------------------
         Egan, Richard, Trustee of the 1986 Richard
         J. Egan Trust under Declaration of Trust
  34     dated May 27, 1986
-----------------------------------------------------------------------------------------------------------------------------
  35     Evans, Steaurt
-----------------------------------------------------------------------------------------------------------------------------
  36     Fambrough, Ray
-----------------------------------------------------------------------------------------------------------------------------
  37     Foss, Donald A.
-----------------------------------------------------------------------------------------------------------------------------
  38     Fransceschelli, Denise
-----------------------------------------------------------------------------------------------------------------------------
  39     Friend, David                                             54,200      150        45,732
-----------------------------------------------------------------------------------------------------------------------------
  40     Glenn, Robert
-----------------------------------------------------------------------------------------------------------------------------
  41     Harman, Paul
-----------------------------------------------------------------------------------------------------------------------------
  42     Henigan, Nardy
-----------------------------------------------------------------------------------------------------------------------------
  43     Hopp, Michael
-----------------------------------------------------------------------------------------------------------------------------
  44     Horgen, Chris H.
-----------------------------------------------------------------------------------------------------------------------------
  45     Israel, Mark
-----------------------------------------------------------------------------------------------------------------------------

                                                        SERIES C STOCK        SERIES D STOCK
                                                                                                     Total       Percentage
                                                     Series C     As       Series D     As           Shares       of Total
Number   Stockholder Name                             Stock   Converted(3)  Stock   Converted(4)  Outstanding   Outstanding
===========================================================================================================================
   1     Abbe, Elisabeth                                                                              3,049         0.13%
---------------------------------------------------------------------------------------------------------------------------
   2     Abdollahi, Farah                                                                                 0         0.00%
---------------------------------------------------------------------------------------------------------------------------
         Account Management Corporation Profit
   3     Sharing Plan                                                                                15,244         0.66%
---------------------------------------------------------------------------------------------------------------------------
   4     Badash, Michelle                                                                                 0         0.00%
-------------------------------------------------------------------------0
==========================================================-------------------------------------------------------------------
   6     Blackwell Science, Ltd.                                             1,333    267,958       267,958        11.53%
---------------------------------------------------------------------------------------------------------------------------
   7     Blackwell Wissenschafts-Verlag GmbH                                   334     67,140        67,140         2.89%
---------------------------------------------------------------------------------------------------------------------------
   8     Blair, Tina M., M.D.                                                                        78,770         3.39%
---------------------------------------------------------------------------------------------------------------------------
   9     Blake, Gregory                                                                                   0         0.00%
---------------------------------------------------------------------------------------------------------------------------
  10     Blazewicz, Robert J.                                                                            70         0.00%
---------------------------------------------------------------------------------------------------------------------------
  11     Bolivar, Cynthia                                                                                 0         0.00%
---------------------------------------------------------------------------------------------------------------------------
  12     Brassard, Kevin                                                                                  0         0.00%
---------------------------------------------------------------------------------------------------------------------------
  13     Brown, Laurie                                                                                    0         0.00%
---------------------------------------------------------------------------------------------------------------------------
  14     Brown, Stephen L. and Arleen C.                20       2,773                                2,773         0.12%
---------------------------------------------------------------------------------------------------------------------------
  15     Buradagunta, Syam                                                                                0         0.00%
---------------------------------------------------------------------------------------------------------------------------
  16     Cabanas, Lazaro                                                                                  0         0.00%
---------------------------------------------------------------------------------------------------------------------------
  17     Capotosto, Christopher                                                                           0         0.00%
---------------------------------------------------------------------------------------------------------------------------
  18     Carchidi, Joseph                                                                                 0         0.00%
---------------------------------------------------------------------------------------------------------------------------
  19     Ciancarelli, John                                                                                0         0.00%
---------------------------------------------------------------------------------------------------------------------------
  20     Clark, Jeffrey S.                                                                            6,650         0.29%
---------------------------------------------------------------------------------------------------------------------------
  21     Cohen, Lori-Anne                                                                                 0         0.00%
---------------------------------------------------------------------------------------------------------------------------
  22     Crans, Dwight B.                                                                                 0         0.00%
---------------------------------------------------------------------------------------------------------------------------
  23     Cunningham, Lynne                                                                                0         0.00%
---------------------------------------------------------------------------------------------------------------------------
  24     de Castro, Edson                                                                             8,550         0.37%
---------------------------------------------------------------------------------------------------------------------------
  25     Dearing, Jeff                                                                                    0         0.00%
---------------------------------------------------------------------------------------------------------------------------
  26     deRoetth, Christopher                                                                        6,098         0.26%
---------------------------------------------------------------------------------------------------------------------------
  27     deRoetth, Louisa                                                                             3,049         0.13%
---------------------------------------------------------------------------------------------------------------------------
  28     deRoetth, Peter                                25       4,853                               20,097         0.86%
---------------------------------------------------------------------------------------------------------------------------
  29     DeVivo, Robert                                                                                   0         0.00%
---------------------------------------------------------------------------------------------------------------------------
  30     DeWolf, Nicholas                               50       6,933                                6,933         0.30%
---------------------------------------------------------------------------------------------------------------------------
  31     Egan, Christopher                              25       3,466                                3,466         0.15%
---------------------------------------------------------------------------------------------------------------------------
         Egan, Michael J., Trustee of the 1995
         Michael J. Egan Revocable Trust under
  32     Declaration of Trust dated March 29, 1995      25       3,466                                3,466         0.15%
---------------------------------------------------------------------------------------------------------------------------
         Egan, Richard E. and Maureen E., Trustees
         of the Richard E. & Maureen Egan
         Grandchildrens Trust under Declaration of
  33     Trust dated June 29, 1994                      25       3,466                                3,466         0.15%
---------------------------------------------------------------------------------------------------------------------------
         Egan, Richard, Trustee of the 1986 Richard
         J. Egan Trust under Declaration of Trust
  34     dated May 27, 1986                             25       3,466                                3,466         0.15%
---------------------------------------------------------------------------------------------------------------------------
  35     Evans, Steaurt                                 20       2,773                                2,773         0.15%
---------------------------------------------------------------------------------------------------------------------------
  36     Fambrough, Ray                                 20       2,773                                2,773         0.12%
---------------------------------------------------------------------------------------------------------------------------
  37     Foss, Donald A.                                50       6,933                                6,933         0.30%
---------------------------------------------------------------------------------------------------------------------------
  38     Fransceschelli, Denise                                                                           0         0.00%
---------------------------------------------------------------------------------------------------------------------------
  39     Friend, David                                                                               99,932         4.30%
---------------------------------------------------------------------------------------------------------------------------
  40     Glenn, Robert                                  20       2,773                                2,773         0.12%
---------------------------------------------------------------------------------------------------------------------------
  41     Harman, Paul                                                                                     0         0.00%
---------------------------------------------------------------------------------------------------------------------------
  42     Henigan, Nardy                                                                                   0         0.00%
---------------------------------------------------------------------------------------------------------------------------
  43     Hopp, Michael                                                                                    0         0.00%
---------------------------------------------------------------------------------------------------------------------------
  44     Horgen, Chris H.                                                                                 0         0.00%
---------------------------------------------------------------------------------------------------------------------------
  45     Israel, Mark                                                                                     0         0.00%
---------------------------------------------------------------------------------------------------------------------------

                                                      Common   Common
                                                      Stock     Stock
Number   Stockholder Name                            Warrants  Options    F/D Total     F/D%
=============================================================================================
   1     Abbe, Elisabeth                                                     3,049      0.13%
---------------------------------------------------------------------------------------------
   2     Abdollahi, Farah                                        1,000       1,000      0.03%
---------------------------------------------------------------------------------------------
         Account Management Corporation Profit
   3     Sharing Plan                                                       15,244      0.52%
---------------------------------------------------------------------------------------------
   4     Badash, Michelle                                        2,000       2,000      0.07%
---------------------------------------------------------------------------------------------
   5     Baranoski, Amy                                            500         500      0.02%
---------------------------------------------------------------------------------------------
   6     Blackwell Science, Ltd.                                10,000     277,958      9.50%
---------------------------------------------------------------------------------------------
   7     Blackwell Wissenschafts-Verlag GmbH                                67,140      2.30%
---------------------------------------------------------------------------------------------
   8     Blair, Tina M., M.D.                                   10,000      88,770      3.03%
---------------------------------------------------------------------------------------------
   9     Blake, Gregory                                          1,500       1,500      0.05%
---------------------------------------------------------------------------------------------
  10     Blazewicz, Robert J.                                    4,080       4,150      0.14%
---------------------------------------------------------------------------------------------
  11     Bolivar, Cynthia                                          500         500      0.02%
---------------------------------------------------------------------------------------------
  12     Brassard, Kevin                                         1,500       1,500      0.05%
---------------------------------------------------------------------------------------------
  13     Brown, Laurie                                             500         500      0.02%
---------------------------------------------------------------------------------------------
  14     Brown, Stephen L. and Arleen C.                                     2,773      0.09%
---------------------------------------------------------------------------------------------
  15     Buradagunta, Syam                                       1,000       1,000      0.03%
---------------------------------------------------------------------------------------------
  16     Cabanas, Lazaro                                         2,000       2,000      0.07%
---------------------------------------------------------------------------------------------
  17     Capotosto, Christopher                                  1,500       1,500      0.05%
---------------------------------------------------------------------------------------------
  18     Carchidi, Joseph                                       20,000      20,000      0.68%
---------------------------------------------------------------------------------------------
  19     Ciancarelli, John                                       2,500       2,500      0.09%
---------------------------------------------------------------------------------------------
  20     Clark, Jeffrey S.                                                   6,650      0.23%
---------------------------------------------------------------------------------------------
  21     Cohen, Lori-Anne                                          500         500      0.02%
---------------------------------------------------------------------------------------------
  22     Crans, Dwight B.                                        6,000       6,000      0.21%
---------------------------------------------------------------------------------------------
  23     Cunningham, Lynne                                       1,000       1,000      0.03%
---------------------------------------------------------------------------------------------
  24     de Castro, Edson                                       26,000      34,550      1.18%
---------------------------------------------------------------------------------------------
  25     Dearing, Jeff                                           1,000       1,000      0.03%
---------------------------------------------------------------------------------------------
  26     deRoetth, Christopher                                               6,098      0.21%
---------------------------------------------------------------------------------------------
  27     deRoetth, Louisa                                                    3,049      0.10%
---------------------------------------------------------------------------------------------
  28     deRoetth, Peter                                                    20,097      0.69%
---------------------------------------------------------------------------------------------
  29     DeVivo, Robert                                          1,000       1,000      0.03%
---------------------------------------------------------------------------------------------
  30     DeWolf, Nicholas                                                    6,933      0.24%
---------------------------------------------------------------------------------------------
  31     Egan, Christopher                                                   3,466      0.12%
---------------------------------------------------------------------------------------------
         Egan, Michael J., Trustee of the 1995
         Michael J. Egan Revocable Trust under
  32     Declaration of Trust dated March 29, 1995                           3,466      0.12%
---------------------------------------------------------------------------------------------
         Egan, Richard E. and Maureen E., Trustees
         of the Richard E. & Maureen Egan
         Grandchildrens Trust under Declaration of
  33     Trust dated June 29, 1994                                           3,466      0.12%
---------------------------------------------------------------------------------------------
         Egan, Richard, Trustee of the 1986 Richard
         J. Egan Trust under Declaration of Trust
  34     dated May 27, 1986                                                  3,466      0.12%
---------------------------------------------------------------------------------------------
  35     Evans, Steaurt                                                      2,773      0.09%
---------------------------------------------------------------------------------------------
  36     Fambrough, Ray                                                      2,773      0.09%
---------------------------------------------------------------------------------------------
  37     Foss, Donald A.                                                     6,933      0.24%
---------------------------------------------------------------------------------------------
  38     Fransceschelli, Denise                                  2,500       2,500      0.09%
---------------------------------------------------------------------------------------------
  39     Friend, David                                          10,000     109,932      3.76%
---------------------------------------------------------------------------------------------
  40     Glenn, Robert                                                       2,773      0.09%
---------------------------------------------------------------------------------------------
  41     Harman, Paul                                           20,000      20,000      0.68%
---------------------------------------------------------------------------------------------
  42     Henigan, Nardy                                          2,000       2,000      0.07%
---------------------------------------------------------------------------------------------
  43     Hopp, Michael                                           2,500       2,500      0.09%
---------------------------------------------------------------------------------------------
  44     Horgen, Chris H.                                       10,000      10,000      0.34%
---------------------------------------------------------------------------------------------
  45     Israel, Mark                                           61,250      61,250      2.09%
---------------------------------------------------------------------------------------------

                              HealthGate Data Corp.

                  Capitalization Table (as of February 3, 1999)

                                                                             SERIES A STOCK               SERIES B STOCK
                                                                  COMMON
                                                                   STOCK   Series A       As          Series B      As
Number   Stockholder Name                                                   Stock     Converted(1)      Stock   Converted(2)
============================================================================================================================
  46     Jobes, Elizabeth
----------------------------------------------------------------------------------------------------------------------------
  47     Kagels, Scott
----------------------------------------------------------------------------------------------------------------------------
  48     Keller, Brad
----------------------------------------------------------------------------------------------------------------------------
  49     Koton, Phyllis                                            16,000
----------------------------------------------------------------------------------------------------------------------------
  50     Kudsi, Bashar
----------------------------------------------------------------------------------------------------------------------------
  51     LaFond, John P.                                            1,275
----------------------------------------------------------------------------------------------------------------------------
  52     Latzko, Lara Elizabeth Gale
----------------------------------------------------------------------------------------------------------------------------
  53     Lawson, Ricky D.                                         200,000
----------------------------------------------------------------------------------------------------------------------------
  54     Madnik, Stuart E.
----------------------------------------------------------------------------------------------------------------------------
  55     Maguire, Jean
----------------------------------------------------------------------------------------------------------------------------
  56     Malone, Thomas W.
----------------------------------------------------------------------------------------------------------------------------
  57     Manuel, Barry M.                                         225,000
----------------------------------------------------------------------------------------------------------------------------
  58     Manuel, Barry M., Trustee u/a 7/5/90                      25,000
----------------------------------------------------------------------------------------------------------------------------
         Manuel, Barry M., Trustee u/a 7/5/90 f/b/o
         Elizabth A. Manuel and her children f/b/o Jill
  59     E. Manuel and her children                                25,000
----------------------------------------------------------------------------------------------------------------------------
         Manuel, Barry M., Trustee u/a 7/5/91 f/b/o
  60     William Manuel and his children                           25,000
----------------------------------------------------------------------------------------------------------------------------
  61     Marino, Roger M.                                                       60        18,293
----------------------------------------------------------------------------------------------------------------------------
  62     Martin, Ron
----------------------------------------------------------------------------------------------------------------------------
  63     McCullogh, Josephine
----------------------------------------------------------------------------------------------------------------------------
  64     McMahon, Gail
----------------------------------------------------------------------------------------------------------------------------
  65     Miller, Ray W.
----------------------------------------------------------------------------------------------------------------------------
  66     Miller, William
----------------------------------------------------------------------------------------------------------------------------
  67     Morville, Victoria
----------------------------------------------------------------------------------------------------------------------------
  68     Nelson, William G.                                        54,200      150        45,732
----------------------------------------------------------------------------------------------------------------------------
  69     Michols Research Corporation                               3,400                               1,000     399,401
----------------------------------------------------------------------------------------------------------------------------
  70     Norris, Nathan
----------------------------------------------------------------------------------------------------------------------------
  71     Oberoi, Rohan
----------------------------------------------------------------------------------------------------------------------------
  72     Pace, Maria
----------------------------------------------------------------------------------------------------------------------------
  73     Paller, Marsha                                                        100        30,488
----------------------------------------------------------------------------------------------------------------------------
  74     Petra Capital LLC (5)
----------------------------------------------------------------------------------------------------------------------------
  75     Pignature, Dean
----------------------------------------------------------------------------------------------------------------------------
  76     Price, Duane
----------------------------------------------------------------------------------------------------------------------------
  77     Reece, Plenny R. and Mary Joan                             5,000
----------------------------------------------------------------------------------------------------------------------------
  78     Reece, William S.                                        495,000
----------------------------------------------------------------------------------------------------------------------------
  79     Relman, Arnold S.
----------------------------------------------------------------------------------------------------------------------------
  80     Ritter, Michael J.
----------------------------------------------------------------------------------------------------------------------------
  81     Ritter, Shirley J.
----------------------------------------------------------------------------------------------------------------------------
  82     Rosenfield, Donald
----------------------------------------------------------------------------------------------------------------------------
  83     Rosenfield, Nancy
----------------------------------------------------------------------------------------------------------------------------
  84     Rutstein, James
----------------------------------------------------------------------------------------------------------------------------
  85     Sarsany, Kevin
----------------------------------------------------------------------------------------------------------------------------
  86     Sartell, Sandra
----------------------------------------------------------------------------------------------------------------------------
  87     Schuler, Christopher J.                                                 5         1,524
----------------------------------------------------------------------------------------------------------------------------
  88     Schuler, James K.                                                      35        10,671
----------------------------------------------------------------------------------------------------------------------------
  89     Schuler, Mark J.                                                        5         1,524
----------------------------------------------------------------------------------------------------------------------------
  90     Schuler, Patricia                                                       5         1,524
----------------------------------------------------------------------------------------------------------------------------
  91     Smith, Michael
----------------------------------------------------------------------------------------------------------------------------
  92     Stinson, Robert
----------------------------------------------------------------------------------------------------------------------------

                                                                SERIES C STOCK        SERIES D STOCK
                                                                                                             Total       Percentage
                                                             Series C     As       Series D     As           Shares       of Total
Number   Stockholder Name                                     Stock   Converted(3)  Stock   Converted(4)  Outstanding   Outstanding
===================================================================================================================================
  46     Jobes, Elizabeth                                                                                         0         0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  47     Kagels, Scott                                                                                            0         0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  48     Keller, Brad                                                                                             0         0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  49     Koton, Phyllis                                                                                      16,000         0.69%
-----------------------------------------------------------------------------------------------------------------------------------
  50     Kudsi, Bashar                                                                                            0         0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  51     LaFond, John P.                                                                                      1,275         0.05%
-----------------------------------------------------------------------------------------------------------------------------------
  52     Latzko, Lara Elizabeth Gale                                                                              0         0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  53     Lawson, Ricky D.                                                                                   200,000         8.60%
-----------------------------------------------------------------------------------------------------------------------------------
  54     Madnik, Stuart E.                                                                                        0         0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  55     Maguire, Jean                                                                                            0         0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  56     Malone, Thomas W.                                                                                        0         0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  57     Manuel, Barry M.                                                                                   225,000         9.68%
-----------------------------------------------------------------------------------------------------------------------------------
  58     Manuel, Barry M., Trustee u/a 7/5/90                                                                25,000         1.08%
-----------------------------------------------------------------------------------------------------------------------------------
         Manuel, Barry M., Trustee u/a 7/5/90 f/b/o
         Elizabth A. Manuel and her children f/b/o Jill
  59     E. Manuel and her children                                                                          25,000         1.08%
-----------------------------------------------------------------------------------------------------------------------------------
         Manuel, Barry M., Trustee u/a 7/5/91 f/b/o
  60     William Manuel and his children                                                                     25,000         1.08%
-----------------------------------------------------------------------------------------------------------------------------------
  61     Marino, Roger M.                                       50       6,933                               25,226         1.09%
-----------------------------------------------------------------------------------------------------------------------------------
  62     Martin, Ron                                                                                              0         0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  63     McCullogh, Josephine                                                                                     0         0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  64     McMahon, Gail                                                                                            0         0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  65     Miller, Ray W.                                         15       2,080                                2,080         0.09%
-----------------------------------------------------------------------------------------------------------------------------------
  66     Miller, William                                        20       2,773                                2,773         0.12%
-----------------------------------------------------------------------------------------------------------------------------------
  67     Morville, Victoria                                                                                       0         0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  68     Nelson, William G.                                                                                  99,932         4.30%
-----------------------------------------------------------------------------------------------------------------------------------
  69     Michols Research Corporation                          425      58,926                              461,727        19.86%
-----------------------------------------------------------------------------------------------------------------------------------
  70     Norris, Nathan                                                                                           0         0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  71     Oberoi, Rohan                                                                                            0         0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  72     Pace, Maria                                                                                              0         0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  73     Paller, Marsha                                                                                      30,488         1.31%
-----------------------------------------------------------------------------------------------------------------------------------
  74     Petra Capital LLC (5)                                                                                    0         0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  75     Pignature, Dean                                                                                          0         0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  76     Price, Duane                                                                                             0         0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  77     Reece, Plenny R. and Mary Joan                                                                       5,000         0.22%
-----------------------------------------------------------------------------------------------------------------------------------
  78     Reece, William S.                                                                                  495,000        21.29%
-----------------------------------------------------------------------------------------------------------------------------------
  79     Relman, Arnold S.                                                                                        0         0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  80     Ritter, Michael J.                                     10       1,387                                1,387         0.06%
-----------------------------------------------------------------------------------------------------------------------------------
  81     Ritter, Shirley J.                                     10       1,387                                1,387         0.06%
-----------------------------------------------------------------------------------------------------------------------------------
  82     Rosenfield, Donald                                                                                       0         0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  83     Rosenfield, Nancy                                                                                        0         0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  84     Rutstein, James                                                                                          0         0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  85     Sarsany, Kevin                                                                                           0         0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  86     Sartell, Sandra                                                                                          0         0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  87     Schuler, Christopher J.                                                                              1,524         0.07%
-----------------------------------------------------------------------------------------------------------------------------------
  88     Schuler, James K.                                      35       4,853                               15,524         0.67%
-----------------------------------------------------------------------------------------------------------------------------------
  89     Schuler, Mark J.                                                                                     1,524         0.07%
-----------------------------------------------------------------------------------------------------------------------------------
  90     Schuler, Patricia                                                                                    1,524         0.07%
-----------------------------------------------------------------------------------------------------------------------------------
  91     Smith, Michael                                                                                           0         0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  92     Stinson, Robert                                                                                          0         0.00%
-----------------------------------------------------------------------------------------------------------------------------------

                                                           Common   Common
                                                           Stock     Stock
Number   Stockholder Name                                 Warrants  Options    F/D Total     F/D%
==================================================================================================
  46     Jobes, Elizabeth                                               500         500      0.02%
--------------------------------------------------------------------------------------------------
  47     Kagels, Scott                                                  500         500      0.02%
--------------------------------------------------------------------------------------------------
  48     Keller, Brad                                                 2,500       2,500      0.09%
--------------------------------------------------------------------------------------------------
  49     Koton, Phyllis                                                          16,000      0.55%
--------------------------------------------------------------------------------------------------
  50     Kudsi, Bashar                                                1,000       1,000      0.03%
--------------------------------------------------------------------------------------------------
  51     LaFond, John P.                                                          1,275      0.04%
--------------------------------------------------------------------------------------------------
  52     Latzko, Lara Elizabeth Gale                                    500         500      0.02%
--------------------------------------------------------------------------------------------------
  53     Lawson, Ricky D.                                            30,000     230,000      7.86%
--------------------------------------------------------------------------------------------------
  54     Madnik, Stuart E.                                            6,000       6,000      0.21%
--------------------------------------------------------------------------------------------------
  55     Maguire, Jean                                                2,500       2,500      0.09%
--------------------------------------------------------------------------------------------------
  56     Malone, Thomas W.                                            6,000       6,000      0.21%
--------------------------------------------------------------------------------------------------
  57     Manuel, Barry M.                                             5,600     230,600      7.88%
--------------------------------------------------------------------------------------------------
  58     Manuel, Barry M., Trustee u/a 7/5/90                                    25,000      0.85%
--------------------------------------------------------------------------------------------------
         Manuel, Barry M., Trustee u/a 7/5/90 f/b/o
         Elizabth A. Manuel and her children f/b/o Jill
  59     E. Manuel and her children                                              25,000      0.85%
--------------------------------------------------------------------------------------------------
         Manuel, Barry M., Trustee u/a 7/5/91 f/b/o
  60     William Manuel and his children                                         25,000      0.85%
--------------------------------------------------------------------------------------------------
  61     Marino, Roger M.                                                        25,226      0.86%
--------------------------------------------------------------------------------------------------
  62     Martin, Ron                                                  3,000       3,000      0.10%
--------------------------------------------------------------------------------------------------
  63     McCullogh, Josephine                                         2,500       2,500      0.09%
--------------------------------------------------------------------------------------------------
  64     McMahon, Gail                                                  500         500      0.02%
--------------------------------------------------------------------------------------------------
  65     Miller, Ray W.                                                           2,080      0.07%
--------------------------------------------------------------------------------------------------
  66     Miller, William                                                          2,773      0.09%
--------------------------------------------------------------------------------------------------
  67     Morville, Victoria                                             500         500      0.02%
--------------------------------------------------------------------------------------------------
  68     Nelson, William G.                                                      99,932      3.42%
--------------------------------------------------------------------------------------------------
  69     Michols Research Corporation                                           461,727     15.79%
--------------------------------------------------------------------------------------------------
  70     Norris, Nathan                                               2,000       2,000      0.07%
--------------------------------------------------------------------------------------------------
  71     Oberoi, Rohan                                                1,500       1,500      0.05%
--------------------------------------------------------------------------------------------------
  72     Pace, Maria                                                  2,500       2,500      0.09%
--------------------------------------------------------------------------------------------------
  73     Paller, Marsha                                                          30,488      1.04%
--------------------------------------------------------------------------------------------------
  74     Petra Capital LLC (5)                            114,950               114,950      3.93%
--------------------------------------------------------------------------------------------------
  75     Pignature, Dean                                              2,500       2,500      0.09%
--------------------------------------------------------------------------------------------------
  76     Price, Duane                                                 1,000       1,000      0.03%
--------------------------------------------------------------------------------------------------
  77     Reece, Plenny R. and Mary Joan                                           5,000      0.17%
--------------------------------------------------------------------------------------------------
  78     Reece, William S.                                           75,000     570,000     19.49%
--------------------------------------------------------------------------------------------------
  79     Relman, Arnold S.                                           15,000      15,000      0.51%
--------------------------------------------------------------------------------------------------
  80     Ritter, Michael J.                                                       1,387      0.05%
--------------------------------------------------------------------------------------------------
  81     Ritter, Shirley J.                                                       1,387      0.05%
--------------------------------------------------------------------------------------------------
  82     Rosenfield, Donald                                           6,000       6,000      0.21%
--------------------------------------------------------------------------------------------------
  83     Rosenfield, Nancy                                            6,000       6,000      0.21%
--------------------------------------------------------------------------------------------------
  84     Rutstein, James                                              2,500       2,500      0.09%
--------------------------------------------------------------------------------------------------
  85     Sarsany, Kevin                                              55,000      55,000      1.88%
--------------------------------------------------------------------------------------------------
  86     Sartell, Sandra                                              3,750       3,750      0.13%
--------------------------------------------------------------------------------------------------
  87     Schuler, Christopher J.                                                  1,524      0.05%
--------------------------------------------------------------------------------------------------
  88     Schuler, James K.                                                       15,524      0.53%
--------------------------------------------------------------------------------------------------
  89     Schuler, Mark J.                                                         1,524      0.05%
--------------------------------------------------------------------------------------------------
  90     Schuler, Patricia                                                        1,524      0.05%
--------------------------------------------------------------------------------------------------
  91     Smith, Michael                                               2,500       2,500      0.09%
--------------------------------------------------------------------------------------------------
  92     Stinson, Robert                                              1,000       1,000      0.03%
--------------------------------------------------------------------------------------------------

                              HealthGate Data Corp.

                  Capitalization Table (as of February 3, 1999)

                                                                             SERIES A STOCK               SERIES B STOCK
                                                                  COMMON
                                                                   STOCK   Series A       As          Series B      As
Number   Stockholder Name                                                   Stock     Converted(1)      Stock   Converted(2)
============================================================================================================================
  93     Tabatabaie, Hamid
----------------------------------------------------------------------------------------------------------------------------
  94     Thurber, Robert
----------------------------------------------------------------------------------------------------------------------------
  95     Turbow, Gerald T.
----------------------------------------------------------------------------------------------------------------------------
  96     Vreeland, Amy
----------------------------------------------------------------------------------------------------------------------------
  97     Westervelt, Jane
----------------------------------------------------------------------------------------------------------------------------
  98     Wheeler, Langdon B.                                                    50        15,244
----------------------------------------------------------------------------------------------------------------------------
  99     Williams, Robert and Linda                                             50        15,244
----------------------------------------------------------------------------------------------------------------------------
 100     Yamani, Fatameh
============================================================================================================================
         Totals                                                 1,146,895    1,000       304,880        1,000     399,401
----------------------------------------------------------------------------------------------------------------------------

                                                                SERIES C STOCK        SERIES D STOCK
                                                                                                             Total       Percentage
                                                             Series C     As       Series D     As           Shares       of Total
Number   Stockholder Name                                     Stock   Converted(3)  Stock   Converted(4)  Outstanding   Outstanding
===================================================================================================================================
  93     Tabatabaie, Hamid                                                                                         0         0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  94     Thurber, Robert                                         20       2,773                                2,773         0.12%
-----------------------------------------------------------------------------------------------------------------------------------
  95     Turbow, Gerald T.                                       15       2,080                                2,080         0.09%
-----------------------------------------------------------------------------------------------------------------------------------
  96     Vreeland, Amy                                                                                             0         0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  97     Westervelt, Jane                                        50       6,933                                6,933         0.30%
-----------------------------------------------------------------------------------------------------------------------------------
  98     Wheeler, Langdon B.                                                                                  15,244         0.66%
-----------------------------------------------------------------------------------------------------------------------------------
  99     Williams, Robert and Linda                              35       4,853                               20,097         0.86%
-----------------------------------------------------------------------------------------------------------------------------------
 100     Yamani, Fatameh                                                                                           0         0.00%
===================================================================================================================================
         Totals                                               1,000     138,653       1,667    335,098     2,324,927       100.00%
-----------------------------------------------------------------------------------------------------------------------------------

                                                           Common   Common
                                                           Stock     Stock
Number   Stockholder Name                                 Warrants  Options    F/D Total     F/D%
==================================================================================================
  93     Tabatabaie, Hamid                                            41,000      41,000      1.40%
--------------------------------------------------------------------------------------------------
  94     Thurber, Robert                                                           2,773      0.09%
--------------------------------------------------------------------------------------------------
  95     Turbow, Gerald T.                                                         2,080      0.07%
--------------------------------------------------------------------------------------------------
  96     Vreeland, Amy                                                 2,500       2,500      0.09%
--------------------------------------------------------------------------------------------------
  97     Westervelt, Jane                                                          6,933      0.24%
--------------------------------------------------------------------------------------------------
  98     Wheeler, Langdon B.                                                      15,244      0.52%
--------------------------------------------------------------------------------------------------
  99     Williams, Robert and Linda                                               20,097      0.69%
--------------------------------------------------------------------------------------------------
 100     Yamani, Fatameh                                               1,500       1,500      0.05%
==================================================================================================
         Totals                                            114,950   485,180   2,925,057    100.00%

(1) Converted based on result of multiplying number of shares of Series A Stock owned by $500 liquidation value per share, and dividing that result by $1.64 conversion price.

(2) Converted based on result of multiplying number of shares of Series B Stock owned by $1,600 liquidation value per share, and dividing that result by $4.006 conversion price.

(3) Converted based on result of multiplying number of shares of Series C Stock owned by $1,000 liquidation value per share, and dividing that result by $7.2124 conversion price.

(4) Converted based on result of multiplying number of shares of Series D Stock owned by $1,500 liquidation value per share, and dividing that result by $7.462 conversion price.

(5) Excluding additional 139,400 if debt outstanding on 3/2000, 3/2001 or 3/2002.

                                                            4/5/99

                                  Schedule 6.3
                                       to
                   Series E Preferred Stock Purchase Agreement

                                  Subsidiaries


      The following corporations are wholly-owned subsidiaries of HealthGate Data Corp.:

      -     HealthGate Europe Ltd, a United Kingdom limited company; and

      - HealthGate Acquisition Corp. (formerly known as AHN.com, Inc.), a Delaware corporation (this is an inactive "shell" corporation).

                                                            4/5/99

                                  Schedule 6.5
                                       to
                   Series E Preferred Stock Purchase Agreement

                       Financial Statements of HealthGate


Attached hereto are the following financial statements:

Audited Financial Statements:

Balance Sheets as of December 31, 1996 and December 31, 1995

Statements of Operations for the years ended December 31, 1996, December 31, 1995 and for the period from inception (February 8, 1994) through December 31, 1996

Statement of Changes in Redeemable Preferred Stock and Stockholders' Equity (Deficit) for the years ended December 31, 1996, December 31, 1995 and December 31, 1994

Statement of Cash Flows Increase (Decrease) in Cash and Cash Equivalents for the years ended December 31, 1996, December 31, 1995 and for the period from inception (February 8, 1994) through December 31, 1996

Notes to Financial Statements

Copies of audited financial statements for the following unaudited financial statements are in Registrant's Registration on Form S-1 (No. 333-76899)

Unaudited Financial Statements:

Balance Sheets as of December 31, 1997 and December 31, 1998

Statements of Operations for the years ended December 31, 1997 and December 31, 1998

Statement of Cash Flows for the years ended December 31, 1997 and December 31, 1998

HealthGate Data Corp.
(a development stage enterprise)
Balance Sheet
--------------------------------------------------------------------------------

                                                                                           December 31,
                                                                                      1996             1995
Assets
Current assets:
  Cash and cash equivalents                                                        $ 1,155,726      $   104,820
  Accounts receivable                                                                   63,818              674
  Prepaid expenses and other current assets                                             54,617           29,933
                                                                                   -----------      -----------

    Total current assets                                                             1,274,161          135,427

Fixed assets, net                                                                      485,416          443,339
Other assets                                                                            31,658           33,528
                                                                                   -----------      -----------

                                                                                   $ 1,791,235      $   612,294
                                                                                   ===========      ===========

Liabilities, Redeemable Preferred Stock and
 Stockholders' Equity
Current liabilities:
  Current portion of capital lease obligation                                      $   189,151      $   174,673
  Deferred revenue                                                                      16,603               --
  Accounts payable                                                                     423,694          102,628
  Accrued expenses                                                                      59,643           73,971
                                                                                   -----------      -----------

   Total current liabilities                                                           689,091          351,272
                                                                                   -----------      -----------

Long-term portion of capital lease obligation                                           79,244          172,362
                                                                                   -----------      -----------

Redeemable preferred stock and stockholders' equity:
  Series A redeemable convertible preferred stock, $.01 par value;
   1,000 shares authorized, issued and outstanding at December 31,
   1996 and 1995, at issuance cost plus accretion                                      524,575          454,310
  Series B redeemable convertible preferred stock, $.01 par value;
   1,000 shares authorized, 1,000 and 250 shares issued and outstanding
   at December 31, 1996 and 1995, respectively, at issuance cost plus accretion      1,727,876          390,905
  Series C redeemable convertible preferred stock, $.01 par value;
   1,000 shares authorized, issued and outstanding at
   December 31, 1996, at issuance cost plus accretion                                1,021,492               --
  Series D redeemable convertible preferred stock, $.01 par value;
   1,667 shares authorized, 1,000 shares issued and outstanding
   at December 31, 1996, at issuance cost plus accretion                             1,488,662               --
  Common stock, $.01 par value; 100,000 shares authorized,
   22,912 and 22,911 shares issued and outstanding at December 31,
   1996 and 1995, respectively                                                             229              229
  Additional paid-in capital                                                           168,410          168,258
  Deficit accumulated during the development stage                                  (3,908,344)        (918,518)
  Deferred compensation                                                                     --           (6,524)
                                                                                   -----------      -----------

     Total redeemable preferred stock and stockholders' equity                       1,022,900           88,660
                                                                                   -----------      -----------

Commitments (Note 9)                                                                        --               --
                                                                                   -----------      -----------

                                                                                   $ 1,791,235      $   612,294
                                                                                   ===========      ===========

HealthGate Data Corp.
(a development stage enterprise)
Statement of Operations
--------------------------------------------------------------------------------

                                                                   Period from
                                                                    inception
                                                                  (February 8,
                                            Year ended            1994) through
                                           December 31,           December 31,
                                      1996             1995            1996

Revenue                           $   408,244      $     1,202      $   409,446
Cost of revenue                       491,550           14,788          506,338
                                  -----------      -----------      -----------

                                      (83,306)         (13,586)         (96,892)
                                  -----------      -----------      -----------

Operating expenses:
   Research and development           980,373          447,338        1,439,711
   Sales and marketing              1,080,187           97,740        1,177,927
   General and administrative         567,822          252,154          846,512
                                  -----------      -----------      -----------

     Total operating expenses       2,628,382          797,232        3,464,150
                                  -----------      -----------      -----------

   Loss from operations            (2,711,688)        (810,818)      (3,561,042)
                                  -----------      -----------      -----------

Interest income                         9,548            4,605           14,153
Interest expense                      (24,045)          (9,056)         (33,101)
                                  -----------      -----------      -----------

     Net loss                     $(2,726,185)     $  (815,269)     $(3,579,990)
                                  ===========      ===========      ===========


                   The accompanying notes are an integral part

HealthGate Data Corp.
Statement of Changes in Redeemable Preferred Stock and Stockholders' Equity (Deficit)
--------------------------------------------------------------------------------

                                                      Series A redeemable       Series B redeemable       Series C redeemable
                                                          convertible               convertible               convertible
                                                        preferred stock           preferred stock           preferred stock
                                                                 Carrying                   Carrying                  Carrying
                                                      Shares      value        Shares        value        Shares       value
[ILLEGIBLE] of Series B Preferred stock                                           750       1,200,000

[ILLEGIBLE] of Series C Preferred stock, net of
[ILLEGIBLE] costs of $22,009                                                                               1,000        977,991

[ILLEGIBLE] of Series D Preferred stock, net of [ILLEGIBLE] costs of $24,242

[ILLEGIBLE] of common stock option

[ILLEGIBLE] of cumulative dividends on redeemable
convertible preferred stock and accretion to
redemption value                                                   70,265                     136,971                    43,501

[ILLEGIBLE] loss
                                                      ------    ---------      ------     -----------     ------    -----------
Balance, December 31, 1996                             1,000    $ 524,575       1,000     $ 1,727,876      1,000    $ 1,021,492
                                                      ======    =========      ======     ===========     ======    ===========

                                                  Series D redeemable                                    Deficit
                                                      convertible                                      Accumulated
                                                    preferred stock       Common stock    Additional    during the
                                                             Carrying              Par      paid-in    development      Deferred
                                                   Shares     value      Shares   Value     capital       stage       compensation
                                                                                                                             6,524

[ILLEGIBLE] of Series B Preferred stock

[ILLEGIBLE] of Series C Preferred stock, net of [ILLEGIBLE] costs of $22,009

[ILLEGIBLE] of Series D Preferred stock, net of
[ILLEGIBLE] costs of $24,242                        1,000    1,475,758

[ILLEGIBLE] of common stock option                                            1                  152

[ILLEGIBLE] of cumulative dividends on redeemable
convertible preferred stock and accretion to
redemption value                                                12,904                                    (263,641)

[ILLEGIBLE] loss                                                                                        (2,726,185)
                                                   ------  -----------  -------  ------   ----------  ------------    ------------
Balance, December 31, 1996                          1,000  $ 1,488,662   22,912  $  229   $  168,410  $ (3,908,344)   $         --
                                                   ======  ===========  =======  ======   ==========  ============    ============

                                                          Total
                                                        redeemable
                                                     preferred stock
                                                           and
                                                      stockholders'
                                                          equity
                                                        (deficit)
                                                             6,524

[ILLEGIBLE] of Series B Preferred stock                  1,200,000

[ILLEGIBLE] of Series C Preferred stock, net of
[ILLEGIBLE] costs of $22,009                               977,991

[ILLEGIBLE] of Series D Preferred stock, net of
[ILLEGIBLE] costs of $24,242                             1,475,758

[ILLEGIBLE] of common stock option                             152

[ILLEGIBLE] of cumulative dividends on redeemable convertible preferred stock and accretion to redemption value

[ILLEGIBLE] loss                                        (2,726,185)
                                                      ------------
Balance, December 31, 1996                            $  1,022,900
                                                      ============


   The accompanying notes are an integral part of these financial statements.

HealthGate Data Corp.
(a development stage enterprise)
Statement of Changes in Redeemable Preferred Stock and Stockholders' Equity (Deficit)
--------------------------------------------------------------------------------

                                                      Series A redeemable    Series B redeemable     Series C redeemable
                                                          convertible            convertible             convertible
                                                        preferred stock        preferred stock         preferred stock
                                                                 Carrying               Carrying                Carrying
                                                      Shares       value     Shares      value       Shares       value
[ILLEGIBLE] issuance of common stock                             $                      $                        $

[ILLEGIBLE] of common stock

[ILLEGIBLE] of common stock to employees

[ILLEGIBLE] of common stock options

[ILLEGIBLE]
                                                      ------    ---------    ------   -----------    ------    -----------

[ILLEGIBLE], December 31, 1996

[ILLEGIBLE] of Series A preferred stock and common
[ILLEGIBLE] with anti-dilution provisions
(Note 4), net [ILLEGIBLE] issuance costs of $26,312    1,000      398,688

[ILLEGIBLE] of Series B preferred stock, net of
[ILLEGIBLE] costs of $18,186                                                   250       381,814

[ILLEGIBLE] of common stocks under anti-dilution
[ILLEGIBLE]

[ILLEGIBLE] of common stocks to employees and [ILLEGIBLE]

[ILLEGIBLE] common stock options

[ILLEGIBLE] of cumulative dividends on redeemable
convertible preferred stock and accretion to
[ILLEGIBLE] value                                                  55,622                  9,091


                                                      ------    ---------    ------   -----------    ------    -----------

December 31, 1995                                      1,000      454,310      250       390,905



                                                        Series D redeemable                                         Deficit
                                                            convertible                                           Accumulated
                                                          preferred stock         Common stock      Additional     during the
                                                                   Carrying                 Par      paid-in      development
                                                        Shares       value       Shares    Value     capital         stage
[ILLEGIBLE] issuance of common stock                                $            20,000    $ 200    $ 14,800      $

[ILLEGIBLE] of common stock                                                         133        1       4,986

[ILLEGIBLE] of common stock to employees                                            320        3      11,997

[ILLEGIBLE] of common stock options                                                                    4,122

[ILLEGIBLE]                                                                                                         (38,536)
                                                        ------   ----------     -------   ------   ---------     ----------

[ILLEGIBLE], December 31, 1994                                                   20,453      204      35,905        (38,536)

[ILLEGIBLE] of Series A preferred stock and common
[ILLEGIBLE] with anti-dilution provisions
(Note 4), net [ILLEGIBLE] issuance costs of $26,312                               1,524       15      74,985

[ILLEGIBLE] of Series B preferred stock, net of [ILLEGIBLE] costs of $18,186

[ILLEGIBLE] of common stocks under anti-dilution
[ILLEGIBLE]                                                                         473        5         (5)

[ILLEGIBLE] of common stocks to employees and
[ILLEGIBLE]                                                                         461        5      24,253

[ILLEGIBLE] common stock options                                                                      33,120

[ILLEGIBLE] of cumulative dividends on redeemable
convertible preferred stock and accretion to
[ILLEGIBLE] value                                                                                                   (64,713)

                                                                                                                   (815,269)
                                                        ------   ----------     -------   ------   ---------     ----------

December 31, 1995                                                                22,911      229     168,258       (918,518)

                                                                             Total
                                                                           redeemable
                                                                         preferred stock
                                                                               and
                                                                          stockholders'
                                                            Deferred         equity
                                                          compensation     (deficit)
[ILLEGIBLE] issuance of common stock                        $              $   15,000

[ILLEGIBLE] of common stock                                                     4,987

[ILLEGIBLE] of common stock to employees                                       12,000

[ILLEGIBLE] of common stock options                                             4,122

[ILLEGIBLE]                                                                   (38,536)
                                                         ------------     -----------

[ILLEGIBLE], December 31, 1994                                                 (2,427)

[ILLEGIBLE] of Series A preferred stock and common
[ILLEGIBLE] with anti-dilution provisions
(Note 4), net [ILLEGIBLE] issuance costs of $26,312                           473,688

[ILLEGIBLE] of Series B preferred stock, net of
[ILLEGIBLE] costs of $18,186                                                  381,814

[ILLEGIBLE] of common stocks under anti-dilution
[ILLEGIBLE]

[ILLEGIBLE] of common stocks to employees and
[ILLEGIBLE]                                                                    24,258

[ILLEGIBLE] common stock options                              (6,524)          26,596

[ILLEGIBLE] of cumulative dividends on redeemable convertible preferred stock and accretion to [ILLEGIBLE] value

                                                                             (815,269)
                                                         ------------     -----------

December 31, 1995                                             (6,524)          88,660


   The accompanying notes are an integral part of these financial statements.

HealthGate Data Corp.
(a development stage enterprise)
Statement of Cash Flows
Increase (Decrease) in Cash and Cash Equivalents
--------------------------------------------------------------------------------

                                                                                               Period from
                                                                                                inception
                                                                                               (February 8,
                                                                      Year ended              1994) through
                                                                     December 31,              December 31,
                                                                1996             1995             1996

Cash flows from operating activities:
  Net loss                                                   $(2,726,185)     $  (815,269)     $(3,579,990)
  Adjustments to reconcile net loss to net cash used
   in operating activities:
    Depreciation and amortization                                197,900           45,824          243,724
    Compensation expense for stock and options issued              6,524           50,854           73,500
    Changes in assets and liabilities:
      Accounts receivable                                        (63,144)            (674)         (63,818)
      Prepaid expenses and other current assets                  (24,684)         (29,633)         (54,617)
      Other assets                                                 1,870          (33,528)         (31,658)
      Deferred revenue                                            16,603               --           16,603
      Accounts payable                                           321,066          102,422          423,694
      Accrued expenses                                           (14,328)          69,789           59,643
                                                             -----------      -----------      -----------

        Net cash used in operating activities                 (2,284,378)        (610,215)      (2,912,919)
                                                             -----------      -----------      -----------

Cash flows from investing activities:
  Purchases of fixed assets                                     (152,824)         (98,351)        (251,175)
                                                             -----------      -----------      -----------

Cash flows from financing activities:
   Payment of capital lease obligations                         (165,793)         (43,777)        (209,570)
   Proceeds from issuance of preferred and common stock,
     net of issuance costs                                     3,653,901          855,502        4,529,390
   Proceeds from notes payable                                        --               --            2,500
   Principal payments on notes payable                                --           (2,500)          (2,500)
                                                             -----------      -----------      -----------

      Net cash provided by financing activities                3,488,108          809,225        4,319,820
                                                             -----------      -----------      -----------

Net increase in cash and cash equivalents                      1,050,906          100,659        1,155,726

Cash and cash equivalents, beginning of period                   104,820            4,161               --
                                                             -----------      -----------      -----------

Cash and cash equivalents, end of period                     $ 1,155,726      $   104,820      $ 1,155,726
                                                             ===========      ===========      ===========

Supplemental disclosure of cash flow information
During the years ended December 31, 1996 and 1995, the Company paid approximately $24,000 and $9,000, respectively, for interest.

Supplemental disclosure of non-cash financing activities
During the years ended December 31, 1996 and 1995, the Company entered into capital leases totaling approximately $87,000 and $391,000, respectively, for certain computer equipment.

HealthGate Data Corp.
(a development stage enterprise)
Notes to Financial Statements
--------------------------------------------------------------------------------

1.    Nature of Business and Summary of Significant Accounting Policies

      HealthGate Data Corp. (the "Company") was incorporated in the state of Delaware on February 8, 1994. The Company was formed to develop and market biomedical and health care related information systems to institutions and individuals through the Internet and other media.

      The Company's primary activities since incorporation have been business and financial planning, raising capital and research and product development. The Company is considered a development stage enterprise as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises."

      Significant accounting polices followed in the preparation of the financial statements are as follows:

      Cash and Cash Equivalents

      The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. The Company invests its excess cash in a money market fund backed by U.S. Government securities. Accordingly, this investment is subject to minimal credit and market risk.

      At December 31, 1996 and 1995, the Company's cash equivalents are classified as available for sale, and include $ 1,133,505 and $100,000, respectively, in money market funds. These securities are stated at cost, which approximates fair market value.

      Fixed Assets

      Fixed assets are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Fixed assets held under capital leases which involve a transfer of ownership are amortized over the estimated useful life of the asset. Other fixed assets held under capital leases are amortized over the shorter of the lease life or the estimated useful life of the asset. Repairs and maintenance costs are expensed as incurred.

      Software Development Costs

      The Company incurs software development costs for the planning, design and improvement of systems which support content and delivery of the Company's services. SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires capitalization of such software development costs incurred subsequent to the establishment of technological feasibility of the software and the completion of all other research and development activities associated with the systems. Costs eligible for capitalization were insignificant in 1996 and 1995.

HealthGate Data Corp.
(a development stage enterprise)
Notes to Financial Statements
--------------------------------------------------------------------------------

      Revenue Recognition

      The Company derives revenue primarily from user subscriptions and transaction based fees, and from the sale of advertisements under short-term contracts. Revenue from user subscriptions is recognized ratably over the subscription period, and from usage fees when the service is provided.

      Advertising revenue is recognized as the related impressions are displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable. To date, the durations of the Company's advertising commitments have ranged from one month to three months. Company obligations typically include guarantees of minimum number of "impressions", or times that an advertisement appears in page views downloaded by users. To the extent that minimum guaranteed impressions are not met during the contract period, the Company defers recognition of the corresponding revenue until guaranteed impression levels are achieved. Revenue from advertising barter transactions is recognized during the period in which the advertisements are displayed by the Company. Barter transactions are recorded at the estimated fair value of the advertisements provided, unless the fair value of the advertising services received is more evident. During the year ended December 31, 1996, revenue from barter transactions was approximately $115,000.

      Revenue from a research arrangement was recognized pursuant to the agreement as the related work was performed. During the year ended December 31, 1996, total revenue recognized and costs incurred under this arrangement were $87,171 and $81,442, respectively.

      Advertising Costs

      Advertising costs are charged to operations as incurred. Advertising costs were approximately $410,000 and $15,000 in the years ended December 31, 1996 and 1995, respectively.

      Accounting for Stock-Based Compensation

      In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123, which is effective for the Company's 1996 financial statements, defines a fair value method of accounting for stock-based awards to employees. The Company has elected to account for stock-based awards to its employees using the intrinsic value approach prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations, and has adopted SFAS No. 123 through disclosure only (Note 5).

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

HealthGate Data Corp.
(a development stage enterprise)
Notes to Financial Statements
--------------------------------------------------------------------------------

2.    Basis of Financial Statements

      The accompanying financial statements have been prepared on a basis which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company incurred a net loss of approximately $2,726,000 for the year ended December 31, 1996 and at December 31, 1996 has an accumulated deficit of approximately $3,908,000.

      The future viability of the Company is dependent on its ability to obtain additional financing and to generate cash from operations.

3.    Fixed Assets

      Fixed assets consist of the following:

                                                  Useful lives       December 31,
                                                    in years       1996         1995

      Computer equipment and software                  3         $174,661    $ 63,329
      Office equipment and fixtures                    3           76,514      35,022
      Computer equipment under capital lease          1-3         477,965     390,812
                                                                 --------    --------

                                                                  729,140     489,163
      Less - Accumulated depreciation and
        amortization                                              243,724      45,824
                                                                 --------    --------

                                                                 $485,416    $443,339
                                                                 ========    ========

      Depreciation and amortization expense on fixed assets was $197,900 and $45,824 in 1996 and 1995, respectively, of which $132,055 and $37,689, respectively, related to amortization of assets held under capital lease. Accumulated amortization on assets under capital lease was $169,744 and $37,689 at December 31, 1996 and 1995, respectively.

4.    Redeemable Convertible Preferred Stock

      Issuances

      During 1995, the Company issued 1,000 shares of Series A redeemable convertible preferred stock and 1,524 shares of common stock with certain anti-dilution provisions. A value of $75,000 was ascribed to the common stock and anti-dilution provisions based on their estimated fair value at the time of issuance. These anti-dilution provisions were terminated by mutual agreement of the Company and the investors in October 1995.

HealthGate Data Corp.
(a development stage enterprise)
Notes to Financial Statements
--------------------------------------------------------------------------------

      During 1995, the Company issued 250 shares of Series B redeemable convertible preferred stock. During 1996, the Company issued 750, 1,000, and 1,000 shares of Series B, Series C and Series D redeemable convertible preferred stock, respectively. In April and September, 1997, the Company issued a total of 667 additional shares of Series D redeemable convertible preferred stock to the sole Series D investor for cash proceeds of approximately $1,000,000.

      Conversion

      Each preferred share is convertible into common stock at the option of the preferred stockholder or automatically upon the closing of an initial public offering of the Company's common stock in which proceeds from the public equal or exceed $10,000,000. The number of common shares to which a holder of the preferred stock shall be entitled upon conversion shall be based upon the conversion rates defined by the related stockholder agreements (approximately 6.098 for 1, 7.988 for 1, 2.773 for 1 and 4.020 for 1 for holders of Series A, B, C or D preferred stock, respectively, at December 31, 1996). At December 31, 1996, the outstanding preferred stock is convertible into a total of 20,879 common shares. The conversion rates are to be adjusted for certain dilutive and anti-dilutive events. The Company has reserved 6,098, 7,988, 2,773 and 6,702 shares of common stock for the conversion of Series A, B, C and D preferred stock, respectively.

      Liquidation, Dissolution or Winding Up of the Company

      In the event of any liquidation, dissolution or winding up of the Company, the holders of Series A, B, C and D preferred stock are entitled to receive, on a pro-rata basis, $500, $1,600, $1,000 and $1,500 per share, respectively, plus all accrued and unpaid dividends.

      Voting, Registration and Other Rights

      The holders of the preferred stock are entitled to vote, together with the holders of common stock on all matters submitted to stockholders for a vote. Each preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which each Series A, B, C and D share is convertible at the time of such vote.

      Dividends

      The holders of the Series A, B, C and D preferred stock are entitled to receive cumulative annual dividends in the amount of $50, $160, $100 and $150 per share, respectively, whether or not declared by the Board of Directors- These dividends are payable upon liquidation, dissolution or winding-up of the Company, or upon redemption of the respective preferred stock.

      Redemption

      On each of the fifth, sixth and seventh anniversaries of the applicable series closing date, the Company is required to redeem 33-1/3 percent of the Series A, B, C and D preferred stock at a redemption price equal to $500, $1,600, $1,000 and $1,500 per share, respectively, plus accrued and unpaid dividends through the redemption date. During 1996 and 1995, the Company recorded charges to accumulated deficit of $263,641 and $64,713, respectively, to reflect the accretion of the preferred stock to redemption value.

HealthGate Data Corp.
(a development stage enterprise)
Notes to Financial Statements
--------------------------------------------------------------------------------

      Required redemption amounts for each of the five years following December 31, 1996 for the preferred stock, excluding any cumulative and unpaid dividends, are as follows:

                                           Redemption
          Year                               Amount

          1997                            $        --
          1998                                     --
          1999                                     --
          2000                                700,000
          2001                              1,533,333
          Thereafter                        2,366,667
                                          -----------

                                          $ 4,600,000
                                          ===========

5.    Common Stock and Other Stockholders' Equity

      Common Stock

      Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company's stockholders. Common stockholders are entitled to receive dividends, if any, as may be declared by the Board of Directors, subject to any preferential dividend rights of the preferred stockholders.

      Stock Option Plans

      In June 1994, the Company adopted the HealthGate Data Corp. Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan") which provided for the granting of non-qualified stock options to non-employee members of the Company's Board of Directors. The Non-Employee Directors Plan allowed for the grant of options to purchase up to 8.75% of the Company's outstanding stock on a fully diluted basis. The exercise price of options granted under the Non-Employee Directors Plan could not be less than the fair value of the stock on the date of grant, and the options are exercisable for seven years from the date of grant. This plan was terminated by the Board of Directors on March 10, 1995.

      In June 1994, the Company adopted the HealthGate Data Corp. 1994 Stock Option Plan (the "1994 Plan") which provides for the granting of both incentive stock options and nonqualified options to employees, directors and consultants. The 1994 Plan, as amended, allows for a maximum of 300,000 options to purchase shares of common stock to be issued prior to December 2004. The exercise price of any incentive stock option granted under the 1994 Plan shall not be less than the fair market value of the stock on the date of grant or less than 110% of the fair value in the case of optionees holding more than 10% of the total combined voting power of all classes of stock of the Company. Options granted under the 1994 Plan are exercisable for a period of not longer than ten years from the date of grant.

HealthGate Data Corp.
(a development stage enterprise)
Notes to Financial Statements
--------------------------------------------------------------------------------

      The Company applies APB 25 and related interpretations in accounting for the 1994 Plan. Since inception (February 8, 1994) through December 31, 1996, no compensation expense has been recognized for options granted under this plan. During 1995 and 1994, the Company granted common stock and certain other stock options for services rendered and to be rendered with exercise prices below the deemed fair value of the Company's common stock. The Company recorded compensation expense over the service periods equal to the difference between the deemed fair value of the common stock and the exercise price, if any. Had compensation cost attributable to 1994 Plan and other options been determined based on the fair value of the options at the grant date, consistent with the provisions of FAS 123, the Company's net losses would not have differed materially from amounts reported. Because additional option grants are expected to be made in the future, the pro forma effect of applying the fair value method may be material to reported results of operations in future years.

      The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for grants in 1996 and 1995:

                                                        1996           1995

        Expected option term (years)                       4              4
        Risk-free interest rate                          5.7%           6.2%
        Expected volatility                              0.0%           0.0%
        Dividend yield                                   0.0%           0.0%

      A summary of the status of the Plan as of December 31, 1996 and 1995 and changes during the years ending on those dates are presented below:

                                                                   Year ended December 31,
                                                               1996                       1995
                                                     ------------------------    ------------------------
                                                                  Weighted-                   Weighted-
                                                                   average                     average
                                                     Shares    exercise price    Shares    exercise price

      Outstanding at beginning of year                3,012      $   45.56        3,372      $  17.97

      Granted                                         2,650         229.28        1,620         55.02
      Exercised                                          (1)        140.00           --            --
      Forfeited                                        (994)        214.99       (1,980)         6.32
                                                    -------      ---------      -------      --------

      Outstanding at end of year                      4,667      $  113.80        3,012      $  45.56
                                                    =======      =========      =======      ========

      Options available for grant at end of year      2,464                       4,120
                                                    =======                     =======

      Weighted-average fair value of options
        granted during the year                     $ 45.53                     $ 11.77
                                                    =======                     =======

HealthGate Data Corp.
(a development stage enterprise)
Notes to Financial Statements
--------------------------------------------------------------------------------

      The following table summarizes information about fixed stock options outstanding at December 31, 1996:

                                             Options outstanding                  Options exercisable
                                     Weighted-average
        Range of        Number           remaining       Weighted-average       Number        Weighted-average
     exercise price   outstanding    contractual life     exercise price      exercisable      exercise price

       $.70-.75          1,012          4.03 years         $    .71                 892           $    .71
          37.50          1,400          3.12                  37.50                 880              37.50
         140.00            475          3.82                 140.00                 327             140.00
         231.00          1,780          3.24                 231.00                 566             231.00
                         -----                                                    -----

                         4.667                                                    2.665
                         =====                                                    =====

6.    Income Taxes

      The components of the Company's net deferred tax asset are as follows:

                                                        December 31,
                                                   1996            1995
Deferred tax assets:
Startup costs capitalized for tax purposes     $    73,000      $    95,000
Software capitalized for tax purposes               61,000           32,000
Net operating loss carryforwards                 1,325,000          228,000
R&D Credit                                          16,000               --
Other                                               (3,000)          (4,000)
                                               -----------      -----------

Gross deferred tax assets                        1,472,000          351,000

Deferred tax asset valuation allowance          (1,472,000)        (351,000)
                                               -----------      -----------

                                               $        --      $        --
                                               ===========      ===========

      The Company has provided a full valuation allowance for deferred tax assets, since realization of these future benefits is not sufficiently assured at December 31, 1996 and 1995. If the Company achieves profitability, these deferred tax assets would be available to offset future income tax liabilities and expense.

      At December 31, 1996, the Company has net operating loss carryforwards of approximately $3,217,000 for federal and state reporting which expire at various dates through 2011. Under the Internal Revenue Code, certain substantial changes in the Company's ownership may limit the amount of net operating loss carryforwards that can be utilized to offset future taxable income or tax liability.

HealthGate Data Corp.
(a development stage enterprise)
Notes to Financial Statements
--------------------------------------------------------------------------------

7.    401(K) Plan

      During the year ended December 31, 1996, the Company established a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. Company contributions to the plan may be made at the discretion of the Board of Directors. There were no contributions made to the plan by the Company during the year ended December 31, 1996.

8.    Related Party Transactions

      A stockholder of the Company is a partial owner of the building in which the Company leases office space. The Company incurred rental costs of approximately $58,000 and $18,000 under this lease agreement during the years ended December 31, 1996 and 1995, respectively.

      In connection with the Series B redeemable convertible preferred stock agreement, the Company is required to use the services of the sole Series B investor for certain consulting work. During 1996 and 1995, the Company incurred consulting costs with this investor totaling approximately $203,000 and $57,000, respectively. Also during the year ended December 31, 1995, this investor received 68 shares of the Company's common stock as compensation for the service of an employee of the investor on the Company's Board of Directors. A value of $9,519 was ascribed to these common shares, which was recorded as compensation expense in the year ended December 31, 1995. The Company also leases certain computer equipment from this investor under a noncancelable capital lease arrangement. Payments under this lease during the years ended December 31, 1996 and 1995 totaled $90,864 and $18,173, respectively.

HealthGate Data Corp.
(a development stage enterprise)
Notes to Financial Statements
--------------------------------------------------------------------------------

9.    Commitments

      The Company leases all facilities under operating lease agreements and certain equipment under noncancelable capital lease agreements. Total rent expense under noncancelable operating leases was approximately $58,800 and $17,000 for the years ended December 31, 1996 and 1995, respectively. The approximate future minimum lease commitments under all noncancelable leases at December 31, 1996 are as follows:

                                                   Operating       Capital
                                                    leases          leases

          1997                                    $  101,961     $  205,539
          1998                                       111,349         82,505
                                                  ----------     ----------

Total future payments                             $  213,310        288,044
                                                  ==========

Less - amount representing interest                                  19,649
                                                                 ----------

Present value of minimum lease payments                          $  268,395
                                                                 ==========

      The Company has entered into agreements to license content for its service from various unrelated third parties. Future minimum license payments under these agreements as of December 31, 1996 totaled approximately $166,000.

                                                            4/5/99

                                  Schedule 6.8
                                       to
                   Series E Preferred Stock Purchase Agreement

                         Absence of Certain Developments

      For convenience, disclosures in this Schedule 6.8 have been listed in a lettered subcategory with a reference and brief description of the lettered subcategories of Section 6.8 of the Stock Purchase Agreement. Listings have not been repeated in more than one lettered category. Accordingly, listing of an item in a lettered subcategory is not intended to limit the disclosure to only that lettered subcategory of Section 6.8.

a. Bonds, debt securities or equity securities issuances:

      i. The Company issued a Convertible Bridge Promissory Note, dated September 29, 1998, to Blackwell Science Ltd. in the original principal amount of $2,000,000.

      ii. Pursuant to a Loan and Security Agreement, dated March 26, 1998, by and between the Company and Petra Capital LLC., the Company issued a Secured Promissory Note, dated March 26, 1998, to Petra Capital, LLC. in the original principal amount of $2,000,000.

      iii. Since January 1, 1998, a total of 1,295 shares of common stock has been issued and sold pursuant to previously granted stock option agreements.

b.    Mortgages or pledges any of its properties or assets

      i. Loan and Security Agreement, dated March 26, 1998, by and between HealthGate and Petra Capital LLC.

      ii. Trademark and Patent Security Agreement, dated March 26, 1998, of HealthGate in favor of Petra Capital, LLC.

c.    Capital expenditures or commitments in excess of $100,000

      i. The Company leases computer equipment from Data General at an annual rate of $119,519.40.

      ii. The Company leases computer equipment from The Republic Group, LLC. Current hardware leases provide for annual payments of $89,898. HealthGate plans to enter into another lease for additional hardware during March, 1999. Payments under this proposed lease have not yet been determined, but value of the hardware to be leased is approximately $122,620.83.

      iii. The Company purchased $115,000 of office furniture from Synopsis, Inc. in February 1999 in connection with the Company's move to its Burlington, Massachusetts headquarters.

d. The Company incorporated AHN.com, Inc. a Delaware corporation, in February, 1999. AHN.com, Inc. changed its name to "HealthGate Acquisition Corp." in March 1999. The Corporation has no assets or operations and is inactive.

      See also Schedule 6.11 for significant agreements involving the Company.

                                                                          4/5/99

                                  Schedule 6.9
                                       to
                   Series E Preferred Stock Purchase Agreement

                                Encumbered Assets


      The Company has granted security interest in its assets and intellectual property to Petra Capital, LLC. pursuant to the following agreements:

      - Loan and Security Agreement, dated March 26, 1998, by and between HealthGate and Petra Capital, LLC.

      - Trademark and Patent Security Agreement, dated March 26, 1998, of HealthGate in favor of Petra Capital, LLC.

                                                                          4/5/99

                                  Schedule 6.11
                                       to
                   Series E Preferred Stock Purchase Agreement

                            Contracts and Commitments

      For convenience, disclosures in this Schedule 6.11 have been listed in a lettered subcategory with a reference and brief description of the lettered subcategories of Section 6.11 of the Stock Purchase Agreement. Listings have not been repeated in more than one lettered category. Accordingly, listing of an item in a lettered subcategory is not intended to limit the disclosure to only that lettered subcategory of Section 6.11.

a. i. HealthGate has established its 1994 Stock Option Plan pursuant to which up to 650,000 options for the purchase of Company common stock may be granted. As of February 3, 1999, options for a total of 428,580 shares of Common Stock are outstanding under the 1994 Plan. Additionally, 1,295 shares of Common Stock have been purchased pursuant to exercises of options. A total of 220,125 shares remain available for issuance under the 1994 Plan.

      ii.   HealthGate adopted a 401(k) Plan in April, 1996.

b. HealthGate has entered into an Employment Agreement, dated October 1, 1995, with William S. Reece, its CEO and President.

c.    Loan/Lien Agreements:

      - Loan and Security Agreement, dated March 26, 1998, by and between HealthGate and Petra Capital, LLC.

      - Trademark and Patent Security Agreement, dated March 26, 1998, of HealthGate in favor of Petra Capital, LLC.

      - The Company issued a Convertible Bridge Promissory Note, dated September 29, 1998, to Blackwell Science Ltd. in the original principal amount of $2,000,000.

d.    Leases

            Office lease:

            25 Corporate Drive, Suite 310

            Burlington, MA 01803
            Term: March 1, 1999 - June 30, 2000
            Base Rental Payment for entire term: $629,871.30

            See also Schedule 6.8 for other leases

e. Contract of group of related contracts with the same party or group of affiliated parties the performance of which involves a consideration in excess of $100,000

      i.    Content license agreements

            Clinical Reference Systems
            $180,000 annually, from 10/1/98 - 9/30/01

      ii.   Internet Data Center Services Agreement with Exodus Communications,
            Inc.

            $10,220 per month beginning approximately March 22, 1999 $1,300 per megabit above base of one (1) megabit per month

      iii. Legal services from Rich, May, Bilodeau & Flaherty, P.C. for 1999 are expected to exceed $100,000

f.    HealthGate's online warranty and disclaimer reads as follows:

      Copyright and Limitations on Use
      Copyright (C) 1999 HealthGate(R) Data Corp. All rights reserved. HealthGate(R) and ReADER(R) are trademarks of HealthGate Data Corp.

      The information available through the Service is the property of HealthGate Data Corp. or its licensers and is protected by copyright and other intellectual property laws. Information received through the Service may be displayed, reformatted and printed for your personal, non-commercial use only. You agree not to reproduce, retransmit, distribute, disseminate, sell, publish, broadcast or circulate the information received through the Service to anyone, including but not limited to others in the same company or organization. Any copy made of information obtained through the Service must include the copyright notice.

      DISCLAIMER OF WARRANTIES AND LIABILITY

      The information contained in the Service is for information purposes only and you assume full responsibility and all risk for the appropriate use of the medical information contained in the Service. Nothing contained in the Service is intended to be for medical diagnosis or treatment or in lieu of consulting with a physician or competent healthcare professional for medical diagnosis and/or treatment.

      HealthGate does not directly or indirectly practice medicine or dispense medical services and therefore assumes no liability whatsoever of any kind for the information and data contained in the Service or for any diagnosis or treatment made in reliance thereon.

      DUE TO THE NUMBER OF SOURCES FROM WHICH INFORMATION ON THE SERVICE IS OBTAINED, AND THE INHERENT HAZARDS OF ELECTRONIC DISTRIBUTION, THERE MAY BE DELAYS, OMISSIONS OR INACCURACIES IN SUCH INFORMATION AND THE SERVICE. THE SERVICE COULD INCLUDE TECHNICAL OR OTHER INACCURACIES OR TYPOGRAPHICAL ERRORS. PERIODICALLY, CHANGES MAY BE MADE IN THE INFORMATION PROVIDED IN THE SERVICE. HEALTHGATE DATA CORP. AND ITS AFFILIATES, AGENTS AND LICENSERS CANNOT AND DO NOT WARRANT THE ACCURACY, COMPLETENESS, CURRENTNESS, NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE NEWS AND INFORMATION AVAILABLE THROUGH THE SERVICE, OR THE SERVICE ITSELF, OR ANY OTHER INFORMATION WHICH IS REFERENCED BY OR LINKED TO THE SERVICE. NEITHER HEALTHGATE DATA CORP. NOR ANY OF ITS AFFILIATES, AGENTS OR LICENSERS SHALL BE LIABLE TO YOU OR ANYONE ELSE FOR ANY LOSS OR INJURY CAUSED IN WHOLE OR PART BY ITS NEGLIGENCE OR CONTINGENCIES BEYOND ITS CONTROL IN PROCURING, COMPILING, INTERPRETING, REPORTING OR DELIVERING THE SERVICE AND ANY INFORMATION THROUGH THE SERVICE, OR ANY OTHER INFORMATION WHICH IS REFERENCED BY OR LINKED TO THE SERVICE. IN NO EVENT WILL HEALTHGATE DATA CORP., ITS AFFILIATES, AGENTS OR LICENSERS BE LIABLE TO YOU OR ANYONE ELSE FOR ANY DECISION MADE OR ACTION TAKEN BY YOU IN RELIANCE ON SUCH INFORMATION OR FOR ANY CONSEQUENTIAL, SPECIAL OR SIMILAR DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. YOU AGREE THAT THE LIABILITY OF HEALTHGATE DATA CORP., ITS AFFILIATES, AGENTS AND LICENSORS, IF ANY, ARISING OUT OF ANY KIND OF LEGAL CLAIM (WHETHER IN CONTRACT, TORT OR OTHERWISE) IN ANY WAY CONNECTED WITH THE SERVICE OR THE INFORMATION IN THE SERVICE, OR ANY OTHER INFORMATION WHICH IS REFERENCED BY OR LINKED TO THE SERVICE, SHALL NOT EXCEED THE AMOUNT YOU PAID TO HEALTHGATE DATA CORP. FOR USE OF THE SERVICE.

g. HealthGate has granted registration rights pursuant to the following agreements:

      - Registration Agreement with holders of the Company's Series A Preferred Stock, dated as of March 16, 1995 (as amended, the "First Purchase Agreement);
      - Registration Agreement with Nichols Research Corp. (holder of the Company's Series B Preferred Stock), dated as of October 18, 1995;
      - Registration Agreement with holders of the Company's Series C Preferred Stock, dated as of August 21, 1996;

      - Registration Agreement with Blackwell Science Ltd. (holder of the Company's Series D Preferred Stock, dated as of December 20, 1996 (as amended, the "First Purchase Agreement);

      -     Registration Agreement with Petra Capital, dated March 26, 1998

      - The foregoing Registration Agreements have been amended by Amendments dated October 18, 1995, August 21, 1996, December 20, 1996 and March 26, 1998.

h. Agreements limiting business activity or imposing any obligation of exclusivity upon the Company.

      - Data General Corporation, a HealthGate Value Added Reseller, has exclusive rights to their current hospital clients (and those of Meditech) through July 1, 1999. If Data General sells 25 CHOICE enterprise-based agreements as a HealthGate Value-Added Reseller, this exclusivity extends for another six months.

      - Pursuant to the terms of the Stock Purchase Agreement dated as of December 20, 1996 by and between HealthGate and Blackwell, in the event HealthGate attempts to expand into Europe or Asia, HealthGate has agreed to negotiate in good faith with Blackwell to determine in what manner Blackwell may serve as HealthGate's primary strategic alliance partner for HealthGate in connection with such expansion.

i.    Agreement or arrangement with any Related Party

      - Blackwell Science Ltd., which currently uses HealthGate's activePress services for hosting full-text journals over the Web, is also a shareholder in the Company.

      - In May 1998, HealthGate purchased certain of the assets (principally computer hardware, software and office furnishings) of Systems Architecture, Inc. for $70,000. Systems Architecture, Inc. was a company owned by Hamid Tabatabaie, HealthGate's Vice President of Sales and Marketing.

j.    Agreement imposing any indemnity obligation upon the Company

      Generally, HealthGate's Content License Agreements contain mutual indemnification clauses.

k. Any other agreement which is material to its operations and business prospects or involves a consideration in excess of $100,000 annually.

      -     Lycos, Inc.: advertising agreement in the amount of $104,520;

      - Following funding from Purchaser, HealthGate anticipates entering into an agreement with Massachusetts Medical Society, publisher of The New England Journal of Medicine, concerning an on-line consumer version of the New England Journal of Medicine. Annual consideration payable by HealthGate to Massachusetts Medical Society under the proposed agreement is expected to be approximately $500,000.

      See also Schedule 6.8 for recent matters involving the Company.

                                  Schedule 6.13
                                       to
                   Series E Preferred Stock Purchase Agreement

                                   Litigation

None.